UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407-1033

  April 2, 2010

  Dear Fellow Stockholder:

  It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation scheduled to be held on Wednesday, May 19, 2010 at 10:00 a.m., Eastern Time, at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666. Your Board of Directors and senior management look forward to greeting you at the meeting.

  At this meeting, you will be asked to elect the entire Board of Directors of Sealed Air and to ratify the selection of KPMG LLP, an Independent Registered Public Accounting Firm, as the independent auditor of Sealed Air for 2010. These matters are important, and we urge you to vote in favor of the nominees and for the ratification of the appointment of the independent auditor.

  For your convenience, we are also offering a webcast of the meeting. If you choose to follow the meeting via webcast, go to http://ir.sealedair.com shortly before the meeting time and follow the instructions to join the event. We will also provide a replay of this meeting for your reference.

  This year we are taking advantage of the Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. This e-proxy process expedites stockholders' receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. Today, we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 proxy statement and 2009 annual report and vote via the Internet. Other stockholders will receive a copy of the proxy statement and annual report by mail or e-mail.

  Regardless of the number of shares of common stock you own, it is important that you submit your vote in person or by proxy. You will find the instructions for voting on the Notice of Internet Availability of Proxy Materials or proxy card. We appreciate your prompt cooperation.

  On behalf of your Board of Directors, we thank you for your ongoing support.

  Sincerely,

  William V. Hickey
  President and
  Chief Executive Officer

Notice of Annual Meeting of Stockholders
of
Sealed Air Corporation

We will hold the Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation, on May 19, 2010 at 10:00 a.m., Eastern Time, at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666. The purposes for the Annual Meeting are to elect Sealed Air's entire Board of Directors, to ratify the appointment of the independent auditor of Sealed Air, and to transact such other business as may properly come before the meeting. The individual proposals are:

1.
Election of Hank Brown as a Director.

2.
Election of Michael Chu as a Director.

3.
Election of Lawrence R. Codey as a Director.

4.
Election of Patrick Duff as a Director.

5.
Election of T. J. Dermot Dunphy as a Director.

6.
Election of Charles F. Farrell, Jr., as a Director.

7.
Election of William V. Hickey as a Director.

8.
Election of Jacqueline B. Kosecoff as a Director.

9.
Election of Kenneth P. Manning as a Director.

10.
Election of William J. Marino as a Director.

11.
Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2010.

12.
In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 22, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

We have sent or made available a copy of our 2009 Annual Report to Stockholders to all stockholders of record. Additional copies are available upon request.

We invite you to attend the meeting so that management can discuss business trends with you, listen to your suggestions, and answer any questions that you may have. Because it is important that as many stockholders as possible be represented at the meeting, please review the Proxy Statement promptly and carefully and then vote. You may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or on your proxy card, or if you receive a paper copy of the proxy card by mail, you may complete and return the proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033 for a period of ten days prior to the Annual Meeting.

On behalf of the Board of Directors

H. KATHERINE WHITE
 Secretary

Elmwood Park, New Jersey
April 2, 2010

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on May 19, 2010

Please note that the Company's Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2009 Annual Report are available at:

http://www.ezodproxy.com/sealedair/2010/

SEALED AIR CORPORATION

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

PROXY STATEMENT
Dated April 2, 2010

For the 2010 Annual Meeting of Stockholders

General Information

We are furnishing this Proxy Statement and related proxy materials in connection with the solicitation by the Board of Directors of Sealed Air Corporation ("Sealed Air," the "Company," "we," "us" or "our"), a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any adjournments. We are providing these materials to the holders of Sealed Air common stock, par value $0.10 per share. We are first making available or mailing the materials on or about April 2, 2010.

The Annual Meeting is scheduled to be held:

Date:	Wednesday, May 19, 2010
Time:	10:00 a.m., Eastern Time
Place:	Teaneck Marriott at Glenpointe 100 Frank W. Burr Boulevard Teaneck, New Jersey 07666

Your vote is important. Please see the detailed information that follows.

Questions and Answers about the Annual Meeting

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and our 2009 Annual Report to Stockholders, by providing access to such documents via the Internet. This e-proxy process expedites stockholders' receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting.

  Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we have mailed a Notice of Internet Availability of Proxy Materials that will tell you how to access and review all of the proxy materials on the Internet. The notice also tells you how to vote on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our Annual Meeting of Stockholders, which will take place on May 19, 2010. These materials were first made available on the Internet or mailed to shareholders on or about April 2, 2010. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:
What is included in these materials?

A:
These materials include:

  Our Proxy Statement for the Annual Meeting; and

  Our 2009 Annual Report to Stockholders, which includes our audited consolidated financial statements.

  If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:
What are the stockholders voting on?

A:
•  Election of the entire Board of Directors

The ten nominees are:

•  Hank Brown

•  Michael Chu

•  Lawrence R. Codey

•  Patrick Duff

•  T. J. Dermot Dunphy

•  Charles F. Farrell, Jr.

•  William V. Hickey

•  Jacqueline B. Kosecoff

•  Kenneth P. Manning

•  William J. Marino

•  Ratification of KPMG LLP as the independent auditor of Sealed Air for 2010

Questions and Answers about the Annual Meeting

Q:
Who can vote?

A:
Stockholders of record of Sealed Air common stock at the close of business on March 22, 2010, the record date, will be entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

Q:
How do I vote my shares?

A:
Stockholders of record may vote via the Internet or, if you received a paper proxy card, mail. Also, the proxy card contains a toll free telephone number that you may use to vote. If you received a paper proxy card and choose to vote by mail, we have provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:
How do I vote via the Internet?

A:
Stockholders of record may vote via the Internet as instructed on the Notice of Internet Availability of Proxy Materials or proxy card. We provide voting instructions on the web site for you to follow. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card. Please see the notice or proxy card for Internet voting instructions.

Q:
How do I vote by telephone?

A:
Stockholders of record who receive a proxy card may vote by calling the toll-free number listed on the proxy card and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the proxy card for telephone voting instructions.

Q:
How do I vote by mail?

A:
If you have received a paper proxy card and choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by our Board of Directors.

Q:
How will my proxy be voted?

A:
Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you submit a proxy but do not make a voting specification, your shares will be voted in the manner recommended by our Board of Directors as shown in this Proxy Statement and on the proxy card.

Q:
Can I access the Annual Meeting materials via the Internet?

A:
The Company's Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2009 Annual Report are available at:

http://www.ezodproxy.com/sealedair/2010/

Questions and Answers about the Annual Meeting

Q:
May I change my vote? May I revoke my proxy?

A:
Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by:

•  voting via the Internet or telephone at a later time;

•  submitting a properly signed proxy with a later date; or

•  voting in person at the Annual Meeting.

Q:
Can I vote at the Annual Meeting?

A:
The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in our Profit-Sharing Plan or our 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see the question and answer below. We will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of determining the presence of a quorum at the Annual Meeting. The persons named in the proxy will vote all of these shares at the meeting.

Q:
How do I vote if I participate in Sealed Air's Profit-Sharing Plan or 401(k) Thrift Plan?

A:
For each participant in Sealed Air's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of common stock allocated to the participant's account in the plan. For each participant in Sealed Air's 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of common stock allocated to the participant's account in the plan. Internet voting is available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 16, 2010. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:
What if my broker holds shares in street name for me?

A:
Under the rules of the New York Stock Exchange, Inc., or "NYSE," brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. We understand that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the ratification of the appointment of the independent auditor of Sealed Air. For the purpose of determining a quorum, we will treat as present at the meeting any proxies that are voted to abstain, including any proxies containing broker non-votes, on any matter to be acted upon by the stockholders.

Q:
What if other matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required for Election or Approval

Introduction

Sealed Air's only voting securities are the outstanding shares of our common stock. As of the close of business on March 22, 2010, 159,272,331 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 22, 2010, the record date, will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares of common stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. We will count abstentions and broker non-votes as present and entitled to vote for the purpose of determining a quorum. Except as set forth below with respect to the election of directors, we will treat abstentions, but not broker non-votes, as votes cast on any matter.

Election of Directors: Majority Vote Requirement

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" the director. We will not count shares voted to "abstain" for the purpose of determining whether a director is elected. Under the Company's Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. If any of the nominees that is currently in office is not elected at the Annual Meeting, then the By-laws provide that the director shall offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to our Board whether to accept or reject the resignation, or whether other action should be taken. Our Board will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or of the Board of Directors. If the Board of Directors accepts such resignation, then the Board can fill the vacancy resulting from that resignation or can reduce the number of directors that constitutes the entire Board of Directors so that no vacancy exists.

Ratification of KPMG LLP

The ratification of KPMG LLP as the independent auditor of Sealed Air for 2010 must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Other Matters

Any other matters considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Corporate Governance

Corporate Governance Guidelines

The Board has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission, or SEC, and the NYSE. The Corporate Governance Guidelines are available on our web site at www.sealedair.com.

Independence of Directors

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have attached a copy of our current director independence standards to this Proxy Statement as Annex A and also posted a copy on our web site at www.sealedair.com. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence, the Board reviews other relationships with the Company in order to conclude that each independent director has no material relationship with the Company either directly or indirectly.

The Board of Directors has determined that the following directors are independent: Hank Brown, Michael Chu, Lawrence R. Codey, Charles F. Farrell, Jr., Jacqueline B. Kosecoff, Kenneth P. Manning and William J. Marino. The Board of Directors has also determined that, upon election, Patrick Duff will be independent. In evaluating the independence of the non-employee directors, the Board considered the following transactions, relationships or arrangements:

•
During 2007, 2008 and 2009, we purchased colors from Sensient Technologies Corporation in the amount of less than $200,000 in each year. One of our directors, Mr. Manning, serves as Chairman and Chief Executive Officer of Sensient and Mr. Brown and Mr. Hickey also serve as directors of that Company. Our Board determined that these immaterial transactions and relationships did not impair the independence of Mr. Manning or Mr. Brown.

•
During 2009, our vision plan provider was Spectera and the health maintenance organization, or HMO, for one of our facilities was John Deere/United Healthcare. Both Spectera and the HMO are affiliates of UnitedHealth Group. Dr. Kosecoff is the Chief Executive Officer of Prescription Solutions, a UnitedHealth Group company. During 2009, we paid Spectera approximately $540,000 and we paid the HMO approximately $500,000. Spectera will continue to provide vision plan services during 2010, although the HMO services were discontinued at the end of 2009. Our Board determined that these immaterial transactions and relationships did not impair the independence of Dr. Kosecoff.

•
The Company entered into a transaction, effective January 1, 2009, with the Blue Cross Blue Shield group regarding the provision of health services in Texas and New York for approximately 1,200 Company employees, pursuant to which Horizon Blue Cross Blue Shield of New Jersey will receive an administrative fee of approximately $480,000 per annum. Mr. Marino is the Chairman, President and Chief Executive Officer and a director of Horizon Blue Cross Blue Shield of New Jersey, and Mr. Codey is a director of Horizon Blue Cross Blue Shield of New Jersey. Our Board determined that these immaterial transactions and relationships did not impair the independence of Mr. Marino or Mr. Codey.

Code of Conduct

For many years, we have had a Code of Conduct applicable to the Company and its subsidiaries. The Code of Conduct applies to all of our employees and to our officers and directors. We also have a supplemental Code of Ethics for Senior Financial Executives that applies to our Chief Executive Officer,

Corporate Governance

Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions. We have posted the texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site at www.sealedair.com. We will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site. In accordance with the requirements of the SEC and the NYSE, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on our web site. We have not granted any such waivers.

Board Oversight of Risk

The Board is actively involved in oversight of risks that could affect the Company. While the Audit Committee oversees our major financial risk exposures and the steps we have taken to monitor and control such exposures, and the Organization and Compensation Committee considers the potential of our executive compensation programs to raise material risks to the Company, the Board as a whole is responsible for oversight of our risk management processes and the development of our enterprise risk management program.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary at Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, or by sending an email to directors@sealedair.com. In either case, the chair of the Nominating and Corporate Governance Committee will receive all correspondence and will communicate with the other directors about the correspondence. We have posted information on how to communicate with the non-management directors on our web site at www.sealedair.com.

Board Leadership Structure

For most of the Company's history, the Board has not designated a chair of the Board, and that remains the case now. Also, the Board of Directors has not appointed a lead independent director. The Board considers all of its members equally responsible and accountable for oversight and guidance of its activities. Leadership of executive sessions of non-employee or independent directors rotates among the non-employee or independent directors, as the case may be, with each such director given the periodic opportunity to chair these meetings. After each such session, the director who has chaired the session meets with our Chief Executive Officer to communicate any matters addressed at the session. All directors have the opportunity to request items to be included on the agendas of upcoming meetings. The leadership structure is reviewed annually as part of the Board's self-assessment process, and changes may be made in the future to reflect the Board's composition as well as our needs and circumstances.

Board of Directors Overview

Under the Delaware General Corporation Law and the Company's By-laws, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management.

The Board of Directors generally holds seven regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon them for advice between meetings. Also, we encourage our directors to attend director education programs.

Corporate Governance

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Board designates a non-employee director to preside at each executive session. The Board selects the presiding director at the regular meeting of the Board prior to the meeting at which a non-employee executive session is scheduled. The chair of the Nominating and Corporate Governance Committee serves as the presiding director if no other director has been selected or if the selected presiding director is unable to serve.

Under the Corporate Governance Guidelines, we expect directors to attend regularly meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each annual meeting of stockholders to attend the annual meeting. Nine of the nominees for election at the Annual Meeting this year currently serve as directors of the Company, and all nine of those nominees attended the 2009 Annual Meeting.

During 2009, the Board of Directors held nine meetings, excluding actions by unanimous written consent, and held three executive sessions with only non-employee directors in attendance, one of which was attended only by independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2009.

The Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on our web site at www.sealedair.com.

Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

•
our internal control system, including information technology security and control,

•
our public reporting processes,

•
the performance of our internal audit function,

•
the annual independent audit of our consolidated financial statements,

•
the integrity of our consolidated financial statements,

•
our legal and regulatory compliance, and

•
the retention, performance, qualifications, rotation of personnel and independence of our independent auditor.

Our independent auditor is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by our stockholders at the annual meeting.

The current members of the Audit Committee are Mr. Brown, who serves as chair, and Messrs. Chu, Codey and Manning. Our Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held eleven meetings in 2009, excluding actions

Corporate Governance

by unanimous written consent. During 2009, the Audit Committee met privately with representatives of the independent auditor of Sealed Air, KPMG LLP, on four occasions, met privately with the Company's Executive Director of Internal Audit on four occasions, met privately with the Company's management on four occasions, and met in private session on one occasion.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•
identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times,

•
provide oversight of the corporate governance affairs of the Board and the Company, including developing and recommending to the Board the Corporate Governance Guidelines,

•
assist the Board in evaluating the Board and its Committees, and

•
recommend to the Board the compensation of non-management directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Codey, who serves as chair, Brown, Farrell, Manning and Marino. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held five meetings in 2009, excluding actions by unanimous written consent. During 2009, the Nominating and Corporate Governance Committee met in private session on one occasion.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex B and posted on our web site at www.sealedair.com. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under "Director Qualifications" and "Identifying and Evaluating Nominees for Directors."

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee, which we refer to as the Compensation Committee, are to assist the Board in fulfilling its responsibilities relating to:

•
compensation of our officers and key employees,

•
performance of our Chief Executive Officer and management,

•
management development and succession planning,

•
administration of our 2005 Contingent Stock Plan, as amended, including authorizing awards under that plan, and

•
the Company-sponsored tax-qualified retirement plans.

The current members of the Compensation Committee are Mr. Farrell, who serves as chair, Mr. Chu, Dr. Kosecoff and Mr. Marino. Our Board of Directors has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of the NYSE. The Compensation Committee held eight meetings in 2009, excluding actions by unanimous written consent.

Corporate Governance

During 2009, the Compensation Committee met in private session with other non-employee directors on two occasions.

The Compensation Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The Compensation Committee makes all compensation decisions for our Chief Executive Officer and reviews and approves the compensation of the other executive officers and other executives whose base salary equals or exceeds $200,000 per year. The Compensation Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on Company, business unit or function and individual performance during the prior year.

The Compensation Committee reviews our Chief Executive Officer's performance and compensation with the other non-employee directors. Based on that review, the Compensation Committee evaluates the performance of our Chief Executive Officer, reviews the Compensation Committee's evaluation with him, and makes all compensation decisions for our Chief Executive Officer.

The Compensation Committee has the sole authority to hire and fire any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant's fees and retention terms. As noted below, since November 2006, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (Cook), as its executive compensation consultant. Cook does not provide any other services to the Company. The Company pays Cook's fees. Additional information on the services performed in 2009 by Cook is included in "Compensation Discussion and Analysis—Role of Committee Consultant" below.

Compensation Committee Interlocks and Insider Participation

During 2009, Mr. Chu, Mr. Farrell, Dr. Kosecoff and Mr. Marino served as members of the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. See "Corporate Governance—Independence of Directors" above for a description of transactions, relationships or arrangements concerning Dr. Kosecoff and Mr. Marino.

Director Compensation

Annual compensation for our non-employee directors is comprised of the following components: annual or interim retainers paid at least 50% in shares of common stock, meeting and committee fees paid in cash, and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. No directors deferred payment of the portion of the annual retainer payable in cash, if any, in 2009. The following table shows the total compensation for non-employee directors during 2009:

2009 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All other compensation[3] ($)	Total ($)

Hank Brown*	$87,500	$45,004	$0	$132,504
Michael Chu	74,500	45,004	0	119,504
Lawrence R. Codey*	84,500	45,004	5,000	134,504
T. J. Dermot Dunphy	67,500	45,004	5,000	117,504
Charles F. Farrell, Jr.*	87,000	45,004	0	132,004
Jacqueline B. Kosecoff	27,500	90,008	0	117,508
Kenneth P. Manning	80,750	45,004	0	125,754
William J. Marino	31,250	90,008	0	121,258

*
Chair of Committee

1
This column reports the amount of cash compensation earned in 2009.

2
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of stock awards granted in the fiscal year ended December 31, 2009 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of the annual retainers for 2009 under the 2002 Stock Plan for Non-Employee Directors, described below under "Board Retainers" and "Form and Payment of Retainers." For additional information, refer to "Directors Stock Plan" in Note 17, "Stockholders' Equity," of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC. Messrs. Codey and Marino received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. The number of shares or stock units paid as all or part of the annual retainer in 2009 was determined by dividing the amount of the annual retainer to be so paid (either $45,000 or $90,000, at the election of each director) by the closing price of a share of common stock on May 20, 2009, the date of the 2009 Annual Meeting, at which meeting all of the non-employee directors were elected, and rounding up to the nearest whole share. All shares and stock units paid as all or part of annual retainers in 2009 are fully vested. Directors are credited with dividend equivalents on stock units, as described under "Deferred Compensation Plan" below, which are not included in the table above.

3
The amounts in this column represent matching gifts to educational institutions during 2009. Directors are permitted to participate in the Company's matching gift program, whereby the Company will match gifts to educational institutions on a dollar for dollar basis to a maximum of $5,000 per participant in any calendar year, on the same basis as employees.

Director Compensation

Director Compensation Processes

Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.

The Board reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board base their determinations on director compensation on recommendations from our management as well as reviewing commercially available survey data related to general industry director compensation trends at companies of comparable size. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation but to date has not engaged any such firm.

Board Retainers

Under the 2002 Stock Plan for Non-Employee Directors, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board sets the amount of the annual retainer prior to the annual meeting based on the recommendation of the Nominating and Corporate Governance Committee. In 2009, each current director of the Company except Mr. Hickey, who is an officer and employee of the Company, received an annual retainer in the amount of $90,000.

During the fourth quarter of 2009, following consideration by the Nominating and Corporate Governance Committee and the Board of Directors, the Board of Directors amended the 2002 Stock Plan to give the Board the added flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash. By setting the annual retainers based all or in part on a fixed number of shares of common stock, the value of the retainers would vary based on the price of the common stock, thus further aligning the interests of our directors and stockholders.

In December 2009, the members of the Nominating and Corporate Governance Committee recommended and the Board approved setting the annual retainer for non-employee directors elected at the 2010 annual meeting at 2,500 shares of common stock plus $45,000 in cash.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.

Form and Payment of Retainers

We pay at least half of each retainer, whether annual or interim, in shares of common stock and the remainder in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount of cash payable as shares of common stock divided by the fair market value per share on the date of the director's election to the Board. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.

Director Compensation

We issue shares of common stock in payment of the portion of a retainer that is payable in shares of common stock to the non-employee director promptly after he or she becomes entitled to receive it. We pay the portion of an annual retainer payable in cash in a single payment shortly after the end of the calendar quarter during which the director is elected. We pay the portion of an interim retainer payable in cash shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.

Deferred Compensation Plan

The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director's annual or interim retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual or interim retainer payable in shares of common stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual or interim retainer payable in cash. We hold deferred shares of common stock as stock units in a stock account. We do not issue these shares until we pay the non-employee director, normally after retirement from the Board, so the non-employee director cannot vote the stock units. We consider deferred shares, when issued, as issued under the 2002 Stock Plan for Non-Employee Directors. We credit deferred cash and dividend equivalents on stock units to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During 2009, none of the non-employee directors who participated in the Deferred Compensation Plan for Directors received above market earnings on the cash or stock units credited to his or her account. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of common stock issued under the 2002 Stock Plan for Non-Employee Directors while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director's accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive or be credited with any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since we hold deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of the Committee. The chair of the Audit Committee receives an additional fee of $4,000 per year, and the chair of each of the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives an additional fee of $2,000 per year. Each non-employee director receives a fee of $1,500 for each Board or Committee meeting attended that is held in person

Director Compensation

(regardless of whether the director attends by conference telephone) and a fee of $750 for each Board or Committee meeting attended that is held by conference telephone. During 2009, non-employee directors who undertook special assignments at the request of the Board or of any Committee of the Board, or who attended a director education program, received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Directors are permitted to participate in our matching gift program, described in Note 3 to the 2009 Director Compensation Table above, on the same basis as employees.

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines for non-employee directors during 2006. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, require that they hold shares of common stock and stock units under the Sealed Air Corporation Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, or $225,000. As of February 3, 2010, all directors had met the guidelines. Directors first elected after February 18, 2010 have five years following first election to achieve the guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board shall have two years after such approval to achieve the increased guideline.

Election of Directors (Proposals 1-10)

At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has approved increasing the number of directors from nine, the current number of directors, to ten effective as of the date of the Annual Meeting and has designated as nominees for election the ten persons named below, nine of whom currently serve as directors of the Company. Nominee Patrick Duff is not a current director of Sealed Air. Mr. Duff was recommended to the Nominating and Corporate Governance Committee by a non-management director.

Shares of common stock that are voted as recommended by the Board of Directors will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Director Qualifications

Several years ago, the Nominating and Corporate Governance Committee of the Board adopted its "Qualifications for Nomination to the Board," a copy of which is attached to this Proxy Statement as Annex C and posted on the Company's web site at www.sealedair.com. The Qualifications provide that, in selecting directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience. Also, a majority of directors should be independent under applicable listing standards, Board and Committee guidelines and applicable legislation. Each director is also expected to:

•
be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct;

•
be highly accomplished in his or her field, with superior credentials and recognition;

•
have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest; and

•
be independent of any particular constituency and be able to represent all stockholders of the Company.

The Board has determined that, as a whole, it must have the right mix of characteristics and skills and diversity to provide effective oversight of the Company. Based on an evaluation of our business and the risks associated with the business, the Board believes that it should be comprised of persons with skills in areas such as:

•
knowledge of the industries in which we operate;

•
financial literacy;

•
management of complex businesses;

•
international business;

•
relevant technology and innovation;

•
financial markets;

•
manufacturing;

•
information technology;

Election of Directors (Proposals 1-10)

•
sales and marketing;

•
legislative and governmental affairs;

•
legal and regulatory environment; and

•
strategic planning.

The Board conducts a self-assessment process every year and periodically reviews the diversity of skills and characteristics needed by the Board in its oversight of the Company, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

Identifying and Evaluating Nominees for Directors

When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chair of the Committee will initiate a search, seeking input from other directors and senior management and reviewing any candidates that it has previously identified, and, if necessary, hiring a search firm. The Committee will identify the initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board. At least one member of the Committee (preferably the chair) and our Chief Executive Officer will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board. While the Committee has the sole authority to engage a search firm to identify director candidates, to date it has not engaged any such firm.

Our By-laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described previously. The By-laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of our By-laws is posted on our web site at www.sealedair.com.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee as a director:

•
The nominee's business experience for at least the past five years.

•
The year in which the nominee first became a director of the Company or of the former Sealed Air Corporation. On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

•
The nominee's age as of January 31, 2010.

•
Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company.

•
The reasons that the Board concluded that the nominee should serve as our director, at the time we file our proxy statement, in light of our business and structure.

There are no family relationships among any of the Company's directors or officers.

Nominees for Election as Directors

Hank Brown	Director since 1997 Audit Committee (Chair) Nominating and Corporate Governance Committee Age 69

Mr. Brown has served as Senior Counsel with the law firm of Brownstein Hyatt Farber Schreck since June 2008, where he is a member of the Government Relations and Natural Resources groups. Previously, Mr. Brown was President of the University of Colorado from August 2005 until March 2008. Prior to that service, he was President and Chief Executive Officer of The Daniels Fund, a charitable foundation, from July 2002 until August 2005. Mr. Brown is a director of Delta Petroleum Corporation and Sensient Technologies Corporation. During the past five years, Mr. Brown was also a director of Centennial Bank Holdings, Inc., Frontier Airlines, Inc., and Guaranty Bank.

Mr. Brown has a bachelor of science degree in accounting as well as a law degree from the University of Colorado. He also has a master of laws degree in taxation from George Washington University. Additionally, he is a certified public accountant. Mr. Brown spent six years serving Colorado in the U.S. Senate, five consecutive terms in the U.S. House of Representatives representing Colorado's 4th Congressional District and four years in the Colorado Senate. Mr. Brown was also President of the University of Northern Colorado and was a Vice President of Monfort of Colorado, a Fortune 500 company and a major meat packer and processor. Mr. Brown has extensive leadership experience gained as a U.S. Senator, president of two universities and the head of a foundation, all involving management of complex operations and contributing to strategic planning. He is knowledgeable about the meat processing business, which is important for an understanding of our Food Packaging and Food Solutions business segments. Mr. Brown has experience as a director of other public companies, which aids in the exchange of ideas and strategies. Mr. Brown's background also enables him to guide the company in legislative and governmental affairs and in the legal and regulatory environment.

Michael Chu	Director since 2002 Audit Committee Organization and Compensation Committee Age 61

Mr. Chu is Managing Director and Co-Founder of IGNIA Fund, an investment firm based in Monterrey, Mexico, dedicated to investing in commercial enterprises serving low-income populations in developing countries, since July 2007. He is also Senior Advisor since June 2007 (previously Senior Partner and Managing Director from August 2000 to June 2007) and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America. Mr. Chu has been a Senior Lecturer on the faculty of the Harvard Business School since July 2003.

Mr. Chu received his bachelor of arts degree from Dartmouth College and his masters of business administration with highest distinction from Harvard Business School. His experience includes serving as a management consultant with Boston Consulting Group, in senior management positions with U.S. corporations and as an executive and limited partner with Kohlberg Kravis Roberts & Co., a private equity firm. Additionally, he is director emeritus of ACCION International, a non-profit corporation dedicated to microfinance in Latin America and a member of the investment committee of ACCION Investments. Mr. Chu previously served as the President and Chief Executive Officer of ACCION International. He brings to the Board extensive international experience, particularly in the increasingly important region of Latin America, where Mr. Chu grew up. Mr. Chu has proven leadership capabilities and an entrepreneurial vision, as demonstrated by his roles with IGNIA and Pegasus Capital. He also has experience as a chief financial officer and extensive involvement in mergers and acquisitions.

Nominees for Election as Directors

Lawrence R. Codey	Director since 1993 Audit Committee Nominating and Corporate Governance Committee (Chair) Age 65

Mr. Codey is a retired President and Chief Operating Officer of Public Service Electric and Gas Company (PSE&G), a public utility. Currently, Mr. Codey serves as a director of New Jersey Resources Corporation, a natural gas holding company, where he is lead director and chairs the executive committee and also serves on the governance and audit committees. Further, he serves as a director of Horizon Blue Cross Blue Shield of New Jersey, a health insurance company, where he chairs the audit committee and is a member of the governance committee. Mr. Codey also serves on the board of United Water Resources, a subsidiary of Suez Environnement, where he chairs the compensation committee of that subsidiary and is a member of the audit committee. Neither Horizon Blue Cross Blue Shield of New Jersey nor United Water Resources is a public company.

Mr. Codey received his bachelor of science degree from St. Peter's College, a juris doctor degree from Seton Hall School of Law, and a masters in business administration from Rutgers University. In addition, he completed the Advanced Management program at Harvard University's School of Business. Mr. Codey's career at PSE&G started as a trial attorney and then as a Vice President in charge of preparation and presentation of utility rate proceedings before both federal and state regulatory bodies. Thereafter, Mr. Codey was in charge of the electric business unit and subsequently the gas business unit. Mr. Codey previously served on the Board of Directors of Public Service Enterprise Group, an energy holding company of which PSE&G was its largest subsidiary. Mr. Codey has served on numerous governmental and non-governmental boards and commissions, including the EPA Clean Air Act Advisory Committee under both President George W. Bush and President William J. Clinton. In addition to the 16 years of knowledge gained from his experience as our director, Mr. Codey has a broad background of experience and education in the areas of executive management, general management, legal and regulatory matters, finance, accounting, human resource management, legislative and governmental affairs, environmental affairs, and operations. He has been accountable for the performance of large, complex, multi-disciplined organizations and brings that discipline to the Board. Mr. Codey also brings to the Board the experience of a director who has served in various leadership capacities across an array of companies involved in energy, utilities and government.

Patrick Duff	Director Nominee 2010 Age 51

Mr. Duff is a general partner of Prospect Associates, a private investment firm. Since January 1998, he has been a director of Gerson Lehrman Group (GLG), a private entity that helps institutions find, engage and manage experts across a broad range of industries and disciplines. At GLG, Mr. Duff is chair of the governance and nominating committee and is a member of the audit committee. Previously during the past five years, he served as a director of Hercules, Inc. While at Hercules, Mr. Duff was chairman of the audit committee and served on the corporate governance, nominating and ethics committee, emergency committee and finance committee.

Mr. Duff received his bachelor of science degree in accounting from Lehigh University and a masters of business administration degree from the Columbia Graduate School of Business. He taught security analysis at Columbia University from 1993 until 1999. Formerly, Mr. Duff was a senior managing director at Tiger Management Corp., an investment management firm, from 1989 through December 1993, where he was a member of the management committee. Prior to joining Tiger in 1989, Mr. Duff worked in asset management at Mitchell Hutchins and Capital Builders Advisory Services. He is a certified public accountant and a chartered financial analyst. Mr. Duff has an extensive knowledge of investing, asset management and financial markets gained from his experience with Tiger and with prior employers as well as through his teaching position at Columbia University. He brings a unique perspective to the Board as a stockholder and investor. In addition, he has accounting and financial expertise. He also has prior board experience, including service on a public company board.

Nominees for Election as Directors

T.J. Dermot Dunphy	Director since 1969 Age 77

Mr. Dunphy has been the Chairman of Kildare Enterprises, LLC, a private equity investment and management firm, since November 2000. Prior to that, he was Chairman of the Board of Sealed Air from 1998 to November 2000 and was Chief Executive Officer of Sealed Air from March 1971 until his retirement in February 2000.

Mr. Dunphy graduated from Oxford University and has a masters of business administration from Harvard Business School. He has a long and distinguished business career, with a major emphasis on the packaging industry. Prior to being elected President of Sealed Air, he worked for Westinghouse Electric Corporation in several marketing and management roles and then became President of Custom-Made Packaging, Inc., a small manufacturer of flexible packaging products. From 1971 until he retired as Chief Executive Officer in 2000, we grew from a corporation that had annual sales of approximately $5 million and a small operating loss, to a highly profitable corporation with annual sales of approximately $3.0 billion. Mr. Dunphy is a former director of FleetBoston Financial Corporation, Public Service Enterprise Group, Inc., and Noveon, Inc. He was a director of Formica Corporation and Rockaway Corporation when they were independent publicly owned companies. Mr. Dunphy was also, for ten years, a director of Loctite Corporation. The foregoing directorships were more than five years prior to the date of this Proxy Statement. Mr. Dunphy has led packaging companies as chief executive officer for 40 years. He is highly knowledgeable about our business, the industries in which we operate and the technology and innovations relevant to us. He led the development of our international operations with nearly 50% of our sales being overseas by the time of his retirement. Mr. Dunphy has extensive experience in corporate finance in his work with both public and private entities. He gained valuable public company governance knowledge as a director of numerous public companies and has been on the forefront of corporate governance issues while leading Sealed Air.

Charles F. Farrell, Jr.	Director since 1971 Nominating and Corporate Governance Committee Organization and Compensation Committee (Chair) Age 79

Mr. Farrell has been the President of Crystal Creek Enterprises, Inc., an investment management and business consulting firm, since 1991. Crystal Creek specializes in the recovery and growth of medium-sized manufacturing companies.

Mr. Farrell received his bachelor of arts degree from Louisiana State University and his masters of business administration from Harvard Business School. He was Chairman of the Board of Tropitone Furniture Co., a private company, from 1993 until 2007, and remains a director of that firm. In the past, Mr. Farrell has held directorships at Luminall Paints, Inc., Abracon, Inc., Cargo Tech, Elasco, Inc., Dolly, Inc., SECO Manufacturing Co. and The Vecta Group, Inc., all of which are private companies. Additionally, he has been on the boards of advisors of Industrial Insulations, Inc. and Nu Whirl Systems, and is presently on the boards of advisors of Wedbush Capital Partners, LLC, Calmont Wire and Cable, Inc. and Lamcone Restaurants, Inc. Mr. Farrell has senior management experience in plastics processing, including blow molding, polyurethane molding and other processes. In the food industry, he has held senior management positions in two major suppliers of foodservice/food retail equipment. Mr. Farrell has undertaken leadership roles in multiple acquisitions, divestitures and restructurings. He has extensive strategic planning experience, with leadership roles developing growth plans for numerous companies. Mr. Farrell has expertise in marketing, particularly in the development of innovative new products. Through his work with multiple companies, as well as through serving as the chair of the Organization and Compensation Committee, he has developed a high level of understanding of executive compensation matters. Mr. Farrell's experience in multi-plant operations in processing, complex equipment manufacturing and distribution enables him to contribute to the oversight of our manufacturing operations. His in-depth experience in the development and evaluation of management talent, employee relations and restructurings has led to contributions in these areas at Sealed Air.

Nominees for Election as Directors

William V. Hickey	Director since 1999 Age 65

Mr. Hickey has been the President and Chief Executive Officer of Sealed Air since March 2000. He is a director of Public Service Enterprise Group Incorporated, a public utility, and Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors and fragrances and other specialty chemicals.

Mr. Hickey received his bachelor of science degree in engineering from the United States Naval Academy and his masters of business administration from the Harvard Business School. He received a certificate in professional accounting from Northwestern University and is a certified public accountant. In addition to his work as a certified public accountant, Mr. Hickey was a financial executive at a public company prior to joining Sealed Air. At Sealed Air, prior to his current appointment, Mr. Hickey served in a variety of increasingly responsible executive positions, including Controller, Vice President & General Manager of the Cellu Products Division and Food Packaging Division, Chief Financial Officer, Executive Vice President and Chief Operating Officer. Since Mr. Hickey joined us in 1980, we have grown from net sales of $78 million to a highly profitable corporation with net sales of approximately $4.2 billion. Mr. Hickey has demonstrated exceptional leadership in his ten years as our President and Chief Executive Officer. His past experience as a chief financial officer and as controller, coupled with his time as a certified public accountant, enable him to guide the financial aspects of the business. Moreover, his experience as a division manager of Sealed Air gave him hands-on experience managing our sales, marketing and manufacturing operations. Mr. Hickey's extensive knowledge of the Company, his understanding of the businesses we are in and seek to enter, and his expertise in financial matters, financial markets and strategic planning, combine to make him a key contributor to the Board.

Jacqueline B. Kosecoff	Director since 2005 Organization and Compensation Committee Age 60

Dr. Kosecoff has been Chief Executive Officer of Prescription Solutions, a UnitedHealth Group company, a health and well-being business, since October 2007. She joined UnitedHealth Group upon its acquisition of PacifiCare Health Systems, Inc. in 2005. Upon joining United, Dr. Kosecoff took responsibility for the Medicare Part D business, pharmacy services for United's senior, legacy PacifiCare and external prescription benefit manager, as well as the consumer health product division serving seniors. Prior to that, Dr. Kosecoff was Executive Vice President, Specialty Companies, PacifiCare Health Systems, Inc., a consumer health organization, from July 2002 to December 2005. She is a Director of CareFusion Corporation, a global medical technology company, and STERIS Corporation, a global leader in infection prevention, contamination control and surgical and critical care technologies.

Dr. Kosecoff received a bachelor of arts degree from the University of California, Los Angeles. She received a master of science degree in applied mathematics from Brown University and a Ph.D. degree in research methods from the University of California, Los Angeles, Graduate School of Education. As CEO of Prescription Solutions, Dr. Kosecoff has responsibility for United's Pharmacy Benefit Management services, Specialty Pharmacy and Consumer Health Products, providing services to more than 11 million members with annual revenues of $13.2 billion. Previously she had founded businesses in the medical field. Dr. Kosecoff was also previously on the faculty of the Schools of Medicine and Public Health at the University of California, Los Angeles, where she taught classes in research methods, evaluation methodology, and the organization of, and trends in, the health care delivery system, and supervised doctoral students. Dr. Kosecoff brings to the Board her outstanding background as a business leader in the medical field, which is one of the key growth areas being pursued by Sealed Air. Sealed Air benefits from her experience in leading complex operations and in strategic planning. Additionally, Dr. Kosecoff brings an entrepreneurial direction to the Company.

Nominees for Election as Directors

Kenneth P. Manning	Director since 2002 Audit Committee Nominating and Corporate Governance Committee Age 68

Mr. Manning has been Chairman and Chief Executive Officer of Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors and fragrances and other specialty chemicals, since 1996. At Sensient, he was the architect of that company's strategic moves overseas and the transformation of the company from a producer of yeast and other commodities into a producer of flavor, fragrance and colors for foods, beverages, cosmetics and pharmaceuticals. Sensient also manufactures color, ink and other specialty chemicals for inkjet inks, display imaging systems and other applications. Sensient now has 70 locations in more than 30 countries. Mr. Manning is also a director of Sensient. During the past five years, Mr. Manning was a director of Badger Meter, Inc., a manufacturer of flow measurement and control products. In all, Mr. Manning has been a director in five different public companies.

Mr. Manning received his bachelor of science degree in mechanical engineering from Rensselaer Polytechnic Institute and his master of business administration degree from American University in operations research. He also has an honorary doctor's degree from Cardinal Stritch University and Marian University. Prior to joining Sensient, Mr. Manning worked for W. R. Grace, where he held various executive positions including: Assistant to the CEO, Vice President of Operations—European Division, President of the Educational Products Division, President of Real Estate Division, Vice President—Corporate Technical Group and President and CEO of the Ambrosia Chocolate Division. Mr. Manning retired from the United States Naval Reserve as an Aerospace Engineering Duty Officer with the rank of Rear Admiral. He served on active duty in the United States Navy from 1963 to 1967 and during his tenure in the Reserve, was the Commanding Officer of four different commands. His last assignment was Director of the Naval Reserve Air System Program. His military awards include the Legion of Merit. Mr. Manning is a member of the American Society of Mechanical Engineers and the American Chemical Society, Navy League, the United States Naval Institute, the Naval Reserve Association, and the National Maritime Historic Association. He is also a Knight of Malta. Mr. Manning has extensive executive experience in international business, specialty chemicals and the food and beverage industry, with 18 years as a CEO and an additional five years as a COO.

William J. Marino	Director since 2002 Nominating and Corporate Governance Committee Organization and Compensation Committee Age 66

Mr. Marino has been Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey (Horizon BCBSNJ), a not-for-profit health service corporation, since January 2010. Horizon BCBSNJ is New Jersey's largest health insurer, providing coverage for over 3.6 million people. Prior to becoming Chairman, Mr. Marino was Horizon BCBSNJ's President and Chief Executive Officer since January 1994.

Mr. Marino graduated from St. Peter's College with a bachelor of science degree in economics. He joined Horizon BCBSNJ as Senior Vice President of Health Industry Services in January 1992, responsible for all aspects of managed care operations in New Jersey, as well as market research, product development, provider relations and health care management. Mr. Marino has over 35 years of experience in the health and employee benefits field, primarily in managed care, marketing and management. Before joining Horizon BCBSNJ he was Vice President of Regional Group Operations for New York and Connecticut for the Prudential, capping a 23-year career with them. Mr. Marino serves as a member of the Board of Directors of the Blue Cross Blue Shield Association (BCBSA) and is a member of BCBSA's Health Policy and Legislation Committee (Past Chairman) and BCBSA's Administrative Committee. He is a member and Past Chairman of the Board of Directors of the National Institute for Health Care Management (NIHCM). Mr. Marino is a member of the Executive Committee and the Past Chairman of the New Jersey State Chamber of Commerce. Mr. Marino also serves as a director or trustee for numerous New Jersey-based cultural and community organizations. Mr. Marino has extensive experience in the areas of management and strategic planning, as evidenced by his career at Horizon BCBSNJ. His area of expertise in health services is beneficial to the Board, particularly in the medical applications business. The breadth of his involvement in many community organizations has given him knowledge of corporate governance processes and practices and organizational structure optimization.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and any persons owning ten percent or more of the common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish the Company with copies of the reports.

Based upon a review of the Section 16(a) reports furnished to us, along with written representations from or on behalf of executive officers and directors that no other such reports were required during 2009, we believe that all required reports were timely filed during 2009.

Voting Securities

The only voting securities of the Company are the outstanding shares of its common stock. As of the close of business on the record date, March 22, 2010, 159,272,331 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 22, 2010 will be entitled to notice of and to vote at the Annual Meeting.

Beneficial Ownership Table

The following table sets forth the number of outstanding shares of common stock beneficially owned (as of the record date, or Schedule 13G date where indicated) and the percentage of the class beneficially owned (as of the record date):

•
by each person known to us to be the beneficial owner of more than five percent of the then outstanding shares of common stock;

•
directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in the Summary Compensation Table below; and

•
directly or indirectly by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned		Percentage of Outstanding Shares in Class

Davis Selected Advisers, L.P.[1]	58,959,652		37.0
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
BlackRock, Inc.[2]	10,248,120		6.4
40 East 52nd Street
New York, New York 10022
Hank Brown	21,819	[3]	*
Michael Chu	9,480	[3,4]	*
Lawrence R. Codey	59,650	[3,4,10]	*
David B. Crosier[11]	43,027	[7]	*
Karl R. Deily	67,076	[6,7,8]	*
Jean-Marie Deméautis	12,000	[5]	*
Patrick Duff[11]	50,000		*
T. J. Dermot Dunphy	902,157	[4]	*
Charles F. Farrell, Jr.	9,399	[3,4]	*
William V. Hickey	936,905	[6,7]	*
David H. Kelsey	73,087	[6,7]	*
Jacqueline B. Kosecoff	12,489	[3]	*
Kenneth P. Manning	44,023		*
William J. Marino	14,000	[3]	*
Robert A. Pesci[11]	181,739	[4,6,7]	*
Ruth Roper	72,094	[6,7,8]	*
All directors and executive officers as a group (26 persons)	2,917,615	[9]	1.8

*
Less than 1%.

Voting Securities

1
The ownership information set forth in the table is based on information contained in a Schedule 13G/A, dated February 12, 2010, filed with the SEC by Davis Selected Advisers, L.P. ("Davis") with respect to ownership of shares of common stock, which indicated that Davis had sole voting power with respect to 47,828,142 shares and sole dispositive power with respect to 58,959,652 shares.

2
The ownership information set forth in the table is based on information contained in a Schedule 13G, dated January 20, 2010, filed with the SEC by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. had sole voting power and sole dispositive power with respect to 10,248,120 shares.

3
The number of shares of common stock listed in the table does not include 62,985 stock units held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units; see "Director Compensation—Deferred Compensation Plan" above. The stock units so held by non-employee directors are set forth below.

Hank Brown	1,324
Michael Chu	4,259
Lawrence R. Codey	18,307
Charles F. Farrell, Jr.	13,134
Jacqueline B. Kosecoff	2,322
William J. Marino	23,639
Total	62,985
4
The number of shares of common stock listed for Mr. Chu includes 2,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Codey includes 43,350 shares for which he shares voting and investment power with a family member. The number of shares of common stock held by Mr. Dunphy includes 64,800 shares held by him as custodian for a family member and 10,000 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of common stock held by Mr. Farrell includes 4,226 shares held in an individual retirement account. The number of shares of common stock listed for Mr. Pesci includes 1,000 shares held by a family member.

5
Mr. Deméautis holds 12,000 restricted stock units awarded under the 2005 Contingent Stock Plan. Mr. Deméautis was awarded restricted stock units rather than restricted stock because of the tax treatment of restricted stock in France, where he resides and is employed. These restricted stock units will vest on May 7, 2010, at which time we will issue shares of common stock to Mr. Deméautis.

6
This figure includes restricted stock units awarded to our executive officers as stock leverage opportunity (SLO) awards. Under our Annual Incentive Plan, our executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards under the 2005 Contingent Stock Plan. The numbers of such restricted stock units held by the named executive officers and by the directors and executive officers as a group who are retirement-eligible are as follows.

Karl R. Deily	4,976
William V. Hickey	57,009
Robert A. Pesci	23,233
Ruth Roper	5,051
Directors and executive officers as a group	109,773

  The number of shares of common stock listed in the table does not include 7,401 restricted stock units awarded to Mr. Kelsey as he is not yet retirement-eligible.

7
This figure includes shares of common stock held in our Profit-Sharing Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of March 22, 2010, approximately 2,899,867 common stock share equivalents were held in the trust fund under the plan, representing approximately 1.8% of the outstanding shares of common stock. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

David B. Crosier	566
Karl R. Deily	1,464
William V. Hickey	32,063
David H. Kelsey	928
Robert A. Pesci	58,695
Ruth Roper	1,456
Directors and executive officers as a group	94,703

Voting Securities

8
This figure includes shares of common stock held in the Company's 401(k) Thrift Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of March 22, 2010, approximately 385,363 common stock share equivalents were held in the trust fund under the plan, representing approximately 0.2% of the outstanding shares of common stock. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Karl R. Deily	863
Ruth Roper	3,368
Directors and executive officers as a group	7,202
9
This figure includes, without duplication, the outstanding shares of common stock referred to in Notes 4 through 8 above held by our current directors and executive officers as well as 29,065 shares with respect to which executive officers who are not named in the above table share voting and investment power with family members, and 3,194 shares held by a family member of an executive officer who is not named in the above table.

10
None of our directors or executive officers has pledged shares of the common stock as security, except that Mr. Codey held 33,350 shares in an account where there is a margin balance.

11
Mr. Duff is a director nominee and Messrs. Crosier and Pesci are former executive officers.

Executive Compensation

Compensation Discussion and Analysis

2009 in Review

As 2009 began, we had just completed a year in which we had experienced significant unexpected challenges, including record high raw materials and energy costs through the first three quarters of 2008 and a challenging global economy that worsened dramatically during the fourth quarter of 2008. In late 2008 and early 2009, with the expectation that economic challenges would persist through much of 2009, we took certain compensation actions for 2009. No annual pay increases were made in 2009 for most of our employees, including most of our executive officers. Since we failed to reach our threshold goal for funding a Company-wide bonus pool for 2008 under the Annual Incentive Plan, the Compensation Committee awarded no annual bonus for 2008 to our Chief Executive Officer and only modest bonuses to our other executive officers. We also made new performance share unit awards in 2009 to replace awards made in 2008 because, based on 2008 results, we were unlikely to achieve the threshold performance conditions for the 2008 awards. Thus the 2008 awards no longer provided the intended incentives.

Our business experienced gradual improvement in sales in the second half of 2009, although our end markets did not see positive year-over-year growth rates following the dramatic economic downturn during the fourth quarter of 2008. We were able to produce strong margin growth during 2009 through a combination of aggressive cost savings programs and price/mix management, which were helped by lower input costs. We continued to invest in innovation, introduced new products and added new customers while generating a strong level of net cash provided by operating activities.

As a result, we exceeded the target goal for funding the Company-wide bonus pool for 2009 under the Annual Incentive Plan, resulting in a Company-wide bonus pool of approximately 107% of the target bonus pool. Also, by the end of 2009, we considered that it was probable that we would reach or exceed the maximum goals established for the two-year and three-year performance share units granted in early 2009, so that if such performance were to be sustained through the remainder of the relevant performance periods, the result would be the payment of 200% of the target levels, the maximum levels for those awards.

Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders.

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our executive officers and other executives is fair, competitive and motivates high performance.

Summary of Compensation Programs

Under our current executive compensation program, which we implemented in early 2008, the Compensation Committee establishes each element of compensation for our executive officers, comprising base salary, annual bonus targets and long term incentive compensation targets, close to the median range based on data from the peer companies, as discussed further below. As a result, both the level and the mix of the total compensation opportunity are intended to generally approximate the competitive median range. This design addresses one of our key goals: to insure we provide competitive compensation opportunities so that we can attract and retain executives with the necessary skills to successfully manage a business of our size and scope.

Executive officers earn annual incentive and long term incentive awards based on achievement of performance goals, which we establish to support our annual and longer-term financial and strategic goals. Because annual and long term incentives make up a significant portion of each executive officer's total compensation, the program has been designed to pay close to the median range when target goals are met, provide above-median pay when our target goals are exceeded, and provide below-median pay when target goals are not met. These incentive award opportunities address another of our key goals: to provide a performance-oriented environment where above-median compensation can be realized when performance goals are exceeded and below-median compensation will be paid when performance goals are not achieved.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as the "named executive officers." These individuals include two former executive officers of the Company, Mr. Crosier, who resigned from employment at the end of November 2009, and Mr. Pesci, who resigned as a Senior Vice President at the end of October 2009 but remains an employee providing services as assigned by our Chief Executive Officer.

Developments in 2009 and 2010

During the first quarter of 2008, the Compensation Committee made its first grants of performance share unit awards, establishing two-year and three-year performance metrics and goals for the performance periods beginning January 1, 2008 and granting two-year and three-year performance share unit awards to our executive officers and other key executives. The two-year performance share unit awards were intended to be one-time transitional awards in 2008 as we moved from our previous use of time-based restricted stock to annual grants of three-year performance share unit awards for our executive officers starting in 2009.

In December 2008, as we prepared for a difficult economic environment in 2009, we announced that no annual pay increases would be made in 2009 until economic conditions improved, except in countries or for employees where such increases were legally required to be made or in connection with significant

Executive Compensation

changes in roles and responsibilities. We did continue to provide funding for retirement, savings and profit sharing plans, including matching contributions to our 401(k) Thrift Plan in the United States.

In February and March 2009, the Compensation Committee ratified and approved management's determination that we had failed to reach our threshold goals for funding a Company-wide bonus pool for 2008 under the Annual Incentive Plan. The Compensation Committee used its discretion to fund a bonus pool for executive officers and other key executives in the amount of 25% of the target pool for that group to award exceptional business unit or individual performance and also funded a discretionary bonus pool for other employees. In light of the failure to reach the threshold goals, as well as the performance of our common stock price compared with the peer group and the Standard & Poor's 500 Stock Index during 2008, at the recommendation of our Chief Executive Officer, the Compensation Committee did not approve a 2008 bonus for the Chief Executive Officer. The Compensation Committee did approve modest 2008 bonuses for the other named executive officers. Because we had achieved one of our 2008 performance goals under the Performance-Based Compensation Program, the annual bonus payments under this reduced pool were fully tax-deductible.

In addition, during the first quarter of 2009, the Compensation Committee:

•
Recognized that the primary goals for the two-year and three-year performance share unit awards made in the first quarter of 2008 were unlikely to be met, because macro-economic conditions had changed significantly for the worse since the goals were set in early 2008. Thus, the named executive officers and other recipients of these awards were not likely to earn long term incentive compensation until following the end of the next three-year cycle in 2011 at the earliest. Thus the Compensation Committee determined that the two awards made in 2008 no longer provided incentives for performance or retention.

•
Decided to offer to the named executive officers and other officers and key executives a new two-year performance share unit award on the condition that they waive and release their rights under the 2008 awards. In addition, the Compensation Committee made the customary three-year performance share unit awards to the named executive officers and other officers and key executives. The primary goals for both the 2009 two-year awards and the 2009 three-year awards were based on cumulative adjusted operating income, and these goals were set in the first quarter of 2009 during uncertain economic conditions, as described more fully below (see "2009 Long Term Incentive Compensation Awards").

•
Established 2009 performance goals under the Annual Incentive Plan and under the Performance-Based Compensation Program. For the Annual Incentive Plan, the Compensation Committee established a single primary goal for 2009 based on adjusted consolidated operating income, which was set at a lower level than for the 2008 goal due to the ongoing challenging economic environment experienced in early 2009.

Several other developments related to executive compensation have taken place since early 2008 in addition to those already noted, based on the Compensation Committee's reviews of best practices and its responsibility to ensure that our executive compensation programs are in the best interests of our stockholders:

•
The change in control provision of the 2005 Contingent Stock Plan was changed from a "single trigger" provision (i.e., automatic full vesting upon a change in control) to a "double trigger" provision (i.e., vesting only if there is both a change in control and a subsequent qualifying termination of employment), as discussed below under "Employment, Severance and Change in Control Arrangements."

•
The Compensation Committee adopted a Policy on Recoupment of Incentive Compensation from Executives in the Event of Certain Restatements, which was amended in early 2010, as described below under "Recoupment Policy."

Executive Compensation

•
The Compensation Committee adopted a policy that the compensation consultant to the Compensation Committee would not perform any other consulting services for the Company or its management.

•
The Compensation Committee eliminated the $3,600 per year reimbursement provided to U.S.-based executive officers to partially offset taxes payable by those officers for the personal use of their company cars. This change was effective in mid-2008.

•
While the Compensation Committee continued to use adjusted consolidated operating income as the primary goal for 2010 for the Annual Incentive Plan, the Compensation Committee decided to use different goals for the three-year performance share unit awards granted in early 2010 that can be earned during the performance period 2010 through 2012. Those goals were:

•
Three-year cumulative volume growth in net trade sales; and

•
Three-year average return on invested capital.

Role of Committee Consultant

In November 2006, the Compensation Committee first engaged Cook to review our executive compensation practices and programs with respect to the competitiveness of our executive compensation and the alignment of annual and long term incentive compensation with our business objectives, and to make recommendations for changes in those practices and programs. This review was undertaken to more directly link performance and annual and long term incentive compensation than under the previous programs and to provide for above-median pay when target goals are exceeded, pay close to the median range when target goals are met, and provide below-median pay when target goals are not met.

During 2007 and into early 2008, Cook worked with the Compensation Committee to review our executive compensation philosophy and objectives and develop our current executive compensation programs in support of those objectives. Since then, including during 2009, Cook has advised the Compensation Committee on the selection of peer companies, provided the Compensation Committee with comparative industry trends and peer group data regarding salary, annual incentive and long term incentive compensation levels for our executive officers and other key executives, and advised the Compensation Committee on our management's recommended compensation levels. During 2009, Cook also assisted the Compensation Committee in selecting metrics and goals for the 2010 annual bonus program and for the 2010 three-year performance share unit awards, as well as advising the Compensation Committee on possible changes to the design of incentive compensation programs and on the risks posed by the Company's incentive compensation programs.

Role of CEO and Management in Compensation Decisions

The Compensation Committee often directs members of management to work with Cook to provide executive compensation information or recommendations to the Compensation Committee. However, the Compensation Committee has not delegated any of its authority to determine executive compensation programs, practices or other decisions to our management. As noted above, the current executive compensation program was developed and approved by the Compensation Committee with advice and support from Cook after consulting with the Chief Executive Officer and the Company's compensation and legal professionals. The Chief Executive Officer and other executive officers and compensation professionals attend portions of meetings as requested by the Compensation Committee.

In early 2009, the Compensation Committee determined with input from the Chief Executive Officer that the Company had not achieved the threshold goals established under the Annual Incentive Plan. The Chief Executive Officer recommended to the Compensation Committee that he receive no bonus for 2008 but that a discretionary bonus pool be approved by the Compensation Committee for other bonus-eligible employees, including the other named executive officers. The Chief Executive Officer also advised the

Executive Compensation

Compensation Committee that the goals established for the 2008 long term incentive awards including the two-year transitional long term incentive awards were unlikely to be achieved at the threshold level.

The Company-wide goals that were established for the 2009 annual bonus program, for the 2009 long term incentive program and for the Performance-Based Compensation Program for 2009, all of which are described below, were recommended by the Chief Executive Officer, after consulting other members of our management, and were approved by the Compensation Committee. While Cook and the Compensation Committee recommended metrics for the 2010 annual bonus program and the 2010 long term incentive program, the Chief Executive Officer and other members of our management also were consulted in developing the metrics and establishing the goals for the 2010 annual bonus program and the 2010 long term incentive program, as well as for the Performance-Based Compensation Program for 2010.

The Chief Executive Officer submits salary and bonus recommendations to the Compensation Committee for the other named executive officers as well as for the other executives whose compensation is set by the Compensation Committee and recommendations for equity awards for all employees. Following a review of those recommendations with Cook, the Compensation Committee approves compensation decisions with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate.

Use of Peer Group Data

In early 2007 the Compensation Committee approved a peer group that has been used as a factor in setting executive compensation levels and programs since then. The peer group was developed based on recommendations from Cook and our management and comprises public companies in packaging and related industries that are comparable based on sales, total assets, numbers of employees and market capitalization. The peer group has been reviewed by the Compensation Committee annually since then, and no changes have been made. The peer companies are:

Aptar Group Inc.	Pactiv Corporation
Avery Dennison Corporation	Rexam PLC
Ball Corporation	Silgan Holdings Inc.
Bemis Company, Inc.	Sonoco Products Company
Crown Holdings, Inc.	Spartech Corporation
MeadWestvaco Corporation

The Compensation Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other data provided by Cook related to general industry executive compensation trends.

In 2009, the Compensation Committee generally established each element of compensation for the named executive officers, comprising base salary, annual cash bonus targets and long term incentive compensation targets, close to the median range for persons with comparable positions based on data from the peer companies. Since each element of compensation is mainly set by reference to levels at other companies, the Compensation Committee has not set any fixed relationship between the compensation of the Chief Executive Officer and that of any other named executive officer.

Executive Compensation

Components of Compensation

For 2009, the elements of total compensation that we paid to our executive officers, including the named executive officers, consisted of the following:

•
salaries;

•
annual incentive compensation in the form of annual cash bonuses tied to performance with a stock leverage opportunity (SLO) available at the election of the officer;

•
long term incentive compensation, principally comprising awards of performance share units under our 2005 Contingent Stock Plan, as well as awards of restricted stock or restricted stock units;

•
benefits under our retirement and health and welfare programs; and

•
perquisites and other personal benefits.

The discussions of annual and long term incentive compensation that follow include performance goals and measures for the Company. These performance goals and measures are disclosed in the limited context of our compensation programs and should not be understood to be statements of our expectations or estimates of future results.

Salaries

We pay salaries because a fixed component of compensation is an important part of a competitive compensation package. The Compensation Committee establishes salary levels for executive officers primarily based on consideration of the median range for the peer companies, as well as reviews of broad-based surveys of compensation trends and practices at other industrial companies in the United States, while also considering country-specific guidelines for compensation increases and performance, which are more significant factors for those whose salary is within or near the median range.

As noted above, in December 2008, we announced that no annual pay increases would be made in 2009 until economic conditions improved except in limited circumstances. Thus no salary changes were made for any of the named executive officers in 2009.

We resumed making salary changes in early 2010. The Compensation Committee approved a 3.8% increase in Mr. Hickey's salary, which even after the increase remained below the median range for chief executive officers of peer companies. However, his total compensation, including his annual and long term incentive compensation, was in line with the median range. The Compensation Committee decided to grant him long term incentive compensation awards at the high end of the median range for chief executive officers of peer companies rather than increase his salary to the median range in order to link his total compensation more closely to our long term performance. Mr. Kelsey's salary increase was 3.3% and Mr. Deméautis's salary increase was 3.6%, both based largely on country-specific guidelines for compensation increases. Mr. Deily's salary increase was 20% and Ms. Roper's salary increase was 7.4%, since their 2009 salaries had been below the median range for their positions and responsibilities.

Annual Incentive Compensation

2009 Cash Bonus and Stock Leverage Opportunity (SLO) Program.    A significant portion of each executive officer's total annual compensation opportunity is made in the form of a target bonus objective under the Annual Incentive Plan. The Annual Incentive Plan is intended to drive high performance results based on clarity of and focus on our strategic goals, with emphasis on performance and alignment of the interests of our executive officers with our stockholders. The program provides the opportunity to earn a significantly higher annual bonus if target performance is exceeded but the risk of a significantly lower annual bonus, or even no bonus, if target performance is not achieved.

Executive Compensation

The Annual Incentive Plan is based on a Company-wide annual bonus pool, which is the sum of bonus targets for bonus-eligible employees for the year. Company goals are established early in the performance year by the Compensation Committee. After the end of the year, the Compensation Committee determines how much of the annual bonus pool will be funded based on achievement of Company goals. Achievement below the minimum threshold for performance goals results in no funding, and achievement above the maximum level results in the maximum funding. The funded bonus pool can be adjusted up or down 25% by the Compensation Committee at its discretion based on the quality of earnings or performance relative to the peer companies. A funded bonus pool of up to 25% of the annual bonus pool is available at the discretion of the Compensation Committee even if the Company-wide goals have not been achieved in order to reward exceptional business unit or individual performance. Once the funded bonus pool has been determined, then it is divided among business units and corporate departments based on success against goals for each of those groups. Individual performance is considered in setting the amount of the funded bonus pool that is earned by individual employees, including each of the named executive officers.

Under the Annual Incentive Plan, our executive officers also have the opportunity each year to designate a portion of their annual bonus to be received as equity awards under the 2005 Contingent Stock Plan, called stock leverage opportunity (SLO) awards. The portion to be denominated in SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award. Once the amount of the annual bonus that has been earned has been determined for each executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock (RS) or restricted stock units (RSU) under the 2005 Contingent Stock Plan with a two-year restriction period.

The percentages of salary at which the target bonus objectives were established for 2009 were unchanged from the levels established in 2008, except for Mr. Deily, as discussed below. The levels were based on consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices for each named executive officer. In 2008, for the Chief Executive Officer, the target cash bonus objective was set at 100% of annual base salary, for the Senior Vice Presidents in the range of 60% to 75% of annual base salary, and for the other executive officers in the range of 28% to 41% of annual base salary, depending on the role and responsibility of the officer. The Chief Executive Officer received the largest relative cash bonus objective compared with the other named executive officers, primarily reflecting the results of our review of compensation structure and levels for other chief executive officers, as well as the fact that he has a greater opportunity than any other executive officer to affect our performance. In early 2009, Mr. Deily's target bonus for 2009 was increased to 60% of his annual base salary reflecting his role and responsibilities as head of the food packaging business unit, our largest business unit.

For participants in the Performance-Based Compensation Program, including the named executive officers, 2009 goals established under that Program were also required to be met in order to receive a 2009 annual bonus; see "Compliance with Section 162(m) of the Internal Revenue Code; Performance-Based Compensation Program" below.

2009 Cash Bonus and SLO Targets.    For 2009, the Compensation Committee set the SLO award premium at 25% and established the following annual bonus targets for the 2009 performance period. The SLO award target amounts noted below were calculated based on the proportion of the 2009 annual bonus target elected by each executive officer to be received in the form of an equity award after applying the 25% premium applicable to SLO awards and based on the closing price of $15.25 for a share of

Executive Compensation

common stock on January 2, 2009. Mr. Deméautis's 2009 annual bonus target is converted from euros; see Note 4 to the Summary Compensation Table below.

2009 ANNUAL BONUS TARGETS

Name	2009 Annual Bonus Target	Percentage as SLO Award	SLO Award Target

William V. Hickey	$650,000	100%	53,279 units
David H. Kelsey	337,500	25%	6,916 units
Karl R. Deily	180,000	25%	3,689 units
Ruth Roper	94,500	50%	3,873 units
Jean-Marie Deméautis	138,942	0%	—
David B. Crosier	236,400	50%	9,689 shares
Robert A. Pesci	250,000	100%	20,492 units

2009 Performance Goals and Achievements.    Adjusted consolidated operating income was selected as the primary performance goal for 2009 under the Annual Incentive Plan as the Compensation Committee believes that achieving consistently high levels of consolidated operating income year after year will support the long term value of our common stock, and thus this metric was also the primary metric that was used for long term incentive compensation awards made in 2009. Also, each business unit's contribution to consolidated operating income is readily measurable, thereby permitting the use of operating income as a consistent metric for the performance of each of our business units. The target level for the primary performance goal was based on the economic and business environment when the target was set in early 2009.

Bonus pool funding for achievement of the primary performance goal was based on the following payout formula with payments for achievements between these levels based on a pro rata calculation:

Percentage of Target Achieved	Percentage of Bonus Pool to be Funded

<80%	0%
80	50
90	80
98-102	98-102
110	130
120	165
130 or more	200

The 2009 target and performance against the goal are set forth below:

Primary Performance Goal	Target	% Achieved	% of Bonus Pool Funded

2009 Adjusted Consolidated Operating Income	$476 million	103.6%	107%

In order to ensure that achievement represents the performance of the core business, consolidated operating income was adjusted for specified restructuring charges and specified litigation-related costs.

The Compensation Committee also provided that the funded bonus pool for 2009 could be increased or decreased by a maximum of 20% of the budgeted bonus pool based on performance against additional goals of achieving 2009 consolidated revenue at or above $4.324 billion at budgeted foreign exchange

Executive Compensation

rates, achieving quarterly average inventory days on hand during 2009 below the 2008 level, and achieving the safety target of total recordable incident rate (TRIR) at or below 1.40. The additional goals selected for 2009 were considered key objectives due to their relevance to our long term strategies for financial performance and growth of our business and in the interests of generating long term stockholder value. However, although we achieved two of the three additional goals (the inventory goal and the safety goal), the Compensation Committee decided not to increase the funded bonus pool above the level of 107% that was determined by the achievement of the primary adjusted consolidated operating income goal.

During the first quarter of 2010, the Compensation Committee approved the following 2009 bonus awards under the Annual Incentive Plan for the named executive officers, as follows:

ACTUAL 2009 BONUS AWARDS

Name	Total 2009 Bonus Award ($)	2009 Cash Bonus ($)	SLO Award (Shares)	RS or RSU

Mr. Hickey	$695,500	$0	57,009	RSU
Mr. Kelsey	361,125	270,844	7,401	RSU
Mr. Deily	216,000	162,000	4,427	RSU
Ms. Roper	101,100	50,550	4,144	RSU
Mr. Deméautis	155,615	155,615	NA	NA
Mr. Crosier*	—	—	—	—
Mr. Pesci	250,000	0	20,492	RSU

*
Since Mr. Crosier resigned from the Company at the end of November 2009, he was not eligible to participate in the Annual Incentive Plan for 2009. However, in February 2010, the Compensation Committee agreed to pay him a special cash bonus in the amount of $260,000 based on his 2009 performance, his significant contributions to the business as leader of our supply chain function, including successful new plant start-ups in 2009, our strong safety performance in 2009, substantial improvements in inventory days on hand during 2009, and Mr. Crosier's assistance during the transition following his resignation.

The explanations for the individual annual bonus awards for our named executive officers for 2009 are as follows:

•
The bonus award approved for Mr. Hickey, our Chief Executive Officer, which was 107% of his target bonus, was based on exceeding the target level for the primary performance goal under the Annual Incentive Plan.

•
The bonus award approved for Mr. Kelsey, our Chief Financial Officer, was 107% of his target bonus and was based on exceeding the target level for the primary performance goal under the Annual Incentive Plan as well as achievement of other financial targets, including cash flow and finance department expense goals, as well as successful completion of several financing transactions during 2009.

•
Mr. Deily's bonus award, which was 120% of his target bonus, was based on significantly exceeding financial targets, including operating income, inventory and expense goals, by the food packaging business unit that he leads.

•
During 2009, Ms. Roper led the medical applications business unit and the customer service function all year and the specialty materials business unit for most of the year. Her bonus award at 107% of target was based on a composite of the achievements of the three organizations she led: the medical

Executive Compensation

  applications business unit significantly exceeded its financial targets, the customer service organization met its expense goals and the specialty materials business unit did not achieve its financial targets.

•
Mr. Deméautis's bonus award at 112% of his target bonus was based on exceeding financial targets by the food solutions business unit that he leads.

•
Mr. Pesci's bonus award at 100% of his target bonus was based in part on the financial achievements of the protective packaging business unit, which he led until mid-2009 and which did not meet its financial targets, in part on his assistance in the transition to his successor in that role, and in part on his success in performance of his new role as President and a manager of an affiliated company, Biosphere Industries LLC.

2010 Cash Bonus and SLO Targets and Performance Goals.    For 2010, the Compensation Committee again set the SLO award premium at 25%. Annual bonus targets for the named executive officers other than Mr. Crosier and Mr. Pesci were set as percentages of annual base salary as in 2009 with the percentages based on consideration of median ranges applicable to each officer's role and responsibility. The percentages applicable to Mr. Hickey and Mr. Kelsey remained at 100% and 75% respectively, and the percentages applicable to the other three continuing named executive officers were set at approximately 67% for Mr. Deily, 52% for Ms. Roper and 48% for Mr. Deméautis.

The primary performance goal for 2010 will again be adjusted consolidated operating income with a target of $555 million and with similar adjustments and the same payout formula as in 2009. As in 2009, the Compensation Committee approved additional goals for 2010 consolidated revenue, inventory and safety that can result in an increase or decrease of up to 20% of the budgeted bonus pool.

Long Term Incentive Compensation

2009 Long Term Incentive Compensation Awards.    The executive compensation program provides for annual awards of performance share units, or PSU awards, under the 2005 Contingent Stock Plan to the named executive officers and other executive officers and key executives. The program is intended to align compensation closely to our performance while giving the executive officers the opportunity for exceptional value if performance targets are exceeded and while continuing to encourage the retention of our executive officers.

The PSU awards provide for three-year performance periods with a targeted number of shares to be earned if performance during the period meets goals set during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned.

As a transitional step for the first year in which PSU awards were granted, in early 2008 the Compensation Committee had approved a set of PSU awards with a two-year performance period and another set of PSU awards with a three-year performance period. At that time, the Compensation Committee intended only to make PSU awards with a three-year performance period in future years. For the initial two-year and three-year PSU awards made in early 2008, the principal goals were based on adjusted cumulative operating income for the respective performance periods.

During the first quarter of 2009, the Chief Executive Officer and the Compensation Committee agreed that the goals established for the 2008 long term incentive awards described above were unlikely to be achieved at the threshold level given the worsening macro-economic conditions through late 2008 and early 2009. Thus the Compensation Committee determined that those awards no longer provided incentives for performance or retention. For that reason, the Compensation Committee decided to grant new PSU awards for the two-year performance period beginning January 1, 2009 along with the regular PSU awards for the three-year performance period beginning January 1, 2009. Officers and other key executives, including the named executive officers, who received PSU awards in 2008 were offered and accepted the new 2009 two-year PSU awards on the condition that they waive and release their rights under both of the 2008 PSU awards.

Executive Compensation

2009 PSU Award Targets.    The Compensation Committee established the following two-year and three-year PSU award target levels for the performance periods starting January 1, 2009:

2009 TWO-YEAR AND THREE-YEAR PSU TARGETS

Name	Target for 2009 Two-Year PSU Awards	Target for 2009 Three-Year PSU Awards

Mr. Hickey	218,182 units	218,182 units
Mr. Kelsey	49,127 units	49,127 units
Mr. Deily	34,364 units	34,364 units
Ms. Roper	27,491 units	27,491 units
Mr. Deméautis	37,193 units	37,193 units
Mr. Crosier	37,251 units	37,251 units
Mr. Pesci	36,233 units	36,233 units

The target award levels were based on a multiple of base salary divided by the closing price of our common stock on the date the awards were made, where the multiple of salary was set within the median range for long term incentive compensation as a multiple of salary for executives with similar positions and responsibilities. As noted previously, Mr. Hickey's PSU target award levels were at the high end of the median range for chief executive officers of peer companies in order to link his total compensation more closely to our long term performance.

The 2005 Contingent Stock Plan provides for a maximum number of shares of common stock that may be issued to an employee with respect to PSU awards during any calendar year, which is described in Note 3 to the Grants of Plan-Based Awards in 2009 table below. This cap provided in the 2005 Contingent Stock Plan could reduce the number of shares of common stock that Mr. Hickey could earn with respect to his 2009 two-year PSU award and his 2009 three-year PSU award. The cap does not appear likely to affect awards earned by any of the other named executive officers.

Since Mr. Crosier resigned in November 2009 at a time when he was not eligible for retirement, he forfeited his 2009 two-year and three-year PSU awards. Although Mr. Pesci remains an employee, in February 2010 he entered into an employment agreement that provides that, for the purposes of determining the pro rata portions that he will receive following the end of the respective performance periods for his 2009 two-year and three-year PSU awards, he will be considered to have retired on December 31, 2009.

2009 Two-Year PSU Performance Goals.    For the two-year performance period beginning January 1, 2009, the principal goal established by the Compensation Committee in early 2009 is based on adjusted cumulative operating income for the performance period (fiscal years 2009 and 2010), as follows:

PRINCIPAL 2009 TWO-YEAR PSU PERFORMANCE GOAL

	Adjusted Cumulative Operating Income (millions)	Percentage of Target Award Earned

	Under $880	0%
Threshold:	$880	50%
Target:	$955	100%
	$970	150%
Maximum:	$985 and above	200%

Executive Compensation

Award levels based on adjusted cumulative operating income between any two of these levels would be based on a pro rata calculation of the number of shares earned, except that no shares will be earned for adjusted cumulative operating income below $880 million. Adjusted cumulative operating income was selected as the principal goal for the same reason that it was selected as the primary performance goal for 2009 under the Annual Incentive Plan, as described above in "Annual Incentive Compensation—2009 Performance Goals and Achievements." In order to ensure that achievement represents the performance of the core business, cumulative operating income will be subject to adjustment for specified charges and credits related to restructuring programs, the effects of specified acquisitions and dispositions, charges related to goodwill impairment, specified litigation-related costs, expenses related to capital market transactions, and the effect of any accounting changes implemented during the performance period. The target level was set based on the 2009 budget and projections for 2010 performance at the time the target level was established in early 2009.

In view of the high level of uncertainty about the length and extent of the economic downturn, the Compensation Committee decided to establish an alternative goal that may be used if the above threshold level is not achieved, but adjusted cumulative operating income for the two-year period is greater than $500 million. In that case, the Compensation Committee may use an alternative method for determining the percentage of the target awards that will be earned. The alternative goal is based on the relative growth in adjusted cumulative operating income for the performance period over our 2008 operating income compared with a similar measure for companies in the peer group, where the median is the threshold and the payout will be determined as follows:

ALTERNATIVE 2009 TWO-YEAR PSU PERFORMANCE GOAL PAYOUT

Performance Relative to Peer Group	Payout as % of Target

Below median	0%
From median to 90th percentile	Percentage equal to percentile ranking in peer group
Above 90th percentile	100%

If our performance relative to the peer group is above the 90th percentile, then the payout can be increased by an additional 40% of the target award if the percentage increase in our stock price during this period is consistent with (that is, meets or exceeds) 100% of the percentage increase in the Standard & Poor's 500 Stock Index over the same period.

If the threshold level is achieved under either the principal goal or the alternative goal, then the number of shares earned for each participant can be increased or decreased by up to 10% at the discretion of the Compensation Committee depending on whether either (or both) of the following additional performance goals is achieved:

a.
Average quarterly inventory days on hand starting December 31, 2008 through the performance period is below the average quarterly days on hand for the period December 31, 2007 through December 31, 2008; and

b.
2010 safety result (TRIR) of 1.30 or better, excluding facilities acquired during the performance period.

Executive Compensation

2009 Three-Year PSU Performance Goals.    For the three-year performance period beginning January 1, 2009, the principal goal established by the Compensation Committee was based on adjusted cumulative operating income for the performance period (fiscal years 2009, 2010 and 2011), as follows:

PRINCIPAL 2009 THREE-YEAR PSU PERFORMANCE GOAL

	Adjusted Cumulative Operating Income (millions)	Percentage of Target Award Earned

	Under $1,320	0%
Threshold:	$1,320	50%
Target:	$1,440	100%
	$1,485	150%
Maximum:	$1,540 and above	200%

Award levels based on adjusted cumulative operating income between any two of these levels would be based on a pro rata calculation of the number of shares earned, except that no shares will be earned for adjusted cumulative operating income below $1,320 million. Adjusted cumulative operating income was selected as the principal goal for the same reason that it was selected as the primary performance goal for 2009 under the Annual Incentive Plan, as described above in "Annual Incentive Compensation—2009 Performance Goals and Achievements." Cumulative operating income will be subject to adjustment in the same manner as for the two-year awards. As with the two-year awards described above, the target level was set based on the 2009 budget and projections for 2010 and 2011 performance at the time the target level was established in early 2009.

For the reason noted above with respect to the two-year PSU awards, the Committee also established an alternative goal that may be used if the above threshold level is not achieved, but adjusted cumulative operating income for the three-year period is greater than $750 million. In that case, the Compensation Committee may use an alternative method for determining the percentage of the target awards that will be earned. The alternative method is based on the relative growth in adjusted cumulative operating income for the performance period over 2008 operating income for the Company compared with the peer group, where the payout will be determined in the same manner as for the two-year PSU awards. Also, just as for the two-year performance period, there will be an opportunity to earn an additional 40% of the target award if the percentage increase in the Company's stock price is consistent with the percentage increase in the Standard & Poor's 500 Stock Index.

If the threshold level is achieved under either the principal goal or the alternative goal, then the number of shares earned for each participant can be increased or decreased by up to 10% at the discretion of the Compensation Committee depending on whether either (or both) of the following additional performance goals is achieved:

a.
Average quarterly inventory days on hand starting December 31, 2008 through the performance period is below the average quarterly days on hand for the period December 31, 2007 through December 31, 2008; and

b.
2011 safety result (TRIR) of 1.30 or better, excluding facilities acquired during the performance period.

The 2009 two-year PSU awards and the 2009 three-year PSU awards, as well as the 2005 Contingent Stock Plan, gave the Compensation Committee the discretion to reduce the amount otherwise earned. In March 2010, the Compensation Committee committed to exercising its negative discretion with respect to the 2009 PSU awards only in the event of extraordinary circumstances in order to address unfavorable

Executive Compensation

accounting treatment of the awards due to the negative discretion that could be exercised by the Compensation Committee.

2009 Grants of Restricted Stock.    In addition to the PSU awards described above, the Compensation Committee may continue to make awards of restricted stock or restricted stock units under the 2005 Contingent Stock Plan to executive officers from time to time at the Compensation Committee's discretion. During 2009 the Compensation Committee made awards of restricted stock under the 2005 Contingent Stock Plan to Mr. Deily and Ms. Roper. The award made to Mr. Deily and one of the two awards made to Ms. Roper were made because the Compensation Committee felt that their cash compensation levels were well below the median range for their positions and responsibilities and because salaries were not being increased during 2009. The second award made to Ms. Roper was in recognition of her leadership of our information systems organization during the successful completion of the multi-year implementation of our primary information technology platform in 2008. These awards qualified as performance-based compensation under the Performance-Based Compensation Program discussed below.

2010 Long Term Incentive Compensation Awards.    During the first quarter of 2010, the Compensation Committee established three-year PSU award target levels for the performance period starting January 1, 2010 for the continuing named executive officers. The target levels were set in the same manner as in 2009. Mr. Pesci is not eligible to participate in the 2010 PSU awards.

The Compensation Committee established new principal goals for the 2010 three-year PSU awards, which were three-year cumulative volume growth of net trade sales and three-year average return on invested capital. In 2008 and 2009, the Compensation Committee had used cumulative adjusted operating income as a principal metric for PSU awards, which was also the primary metric used for the annual bonus program in those years and in 2010. For 2010, the Compensation Committee decided that using the same metric as the principal goal for both the annual bonus program and the long term incentive program put too much emphasis on a single measure. Also, the Compensation Committee recognized that sales growth and the effective use of invested capital drive value for our stockholders.

For the 2010 three-year PSU awards, the two principal performance metrics, three-year cumulative volume growth of net trade sales and three-year average return on invested capital, will each be weighted 50% and be calculated separately based on the targets set for each. The results of each metric will determine the number of shares earned for that metric. The total award will be the addition of the total number of shares earned for each of the two performance metrics.

Three-year cumulative volume growth of net trade sales will include only the volume component of growth of net trade sales during the three-year performance period of 2010 through 2012 over base year 2009. The calculation will exclude other components of growth of net sales, which are the effects of product price/mix, acquisitions or dispositions and foreign currency. The other components were excluded from this metric because the intent was to provide incentives to grow our current business and to measure performance on a constant dollar basis and because, although important, the product price/mix component will affect the other metric, return on invested capital.

Executive Compensation

The three-year cumulative volume growth of net trade sales over base year 2009 at threshold, target and maximum for the performance period (fiscal years 2010, 2011 and 2012) are as follows:

2010 THREE-YEAR PSU:
VOLUME GROWTH PERFORMANCE GOAL

	Cumulative Three-Year Volume Growth over Base Year 2009	Percentage of Target Award Earned

	Under 3.75%	0%
Threshold:	3.75%	50%
Target:	7.50%–8.00%	100%
Maximum:	11.25% and above	200%

Award levels based on three-year cumulative volume growth of net trade sales between any two of these levels will be based on a pro rata calculation of the number of shares earned.

The threshold, target and maximum levels for three-year cumulative volume growth of net trade sales were based on a review of our cumulative three-year volume growth (or decline) during the period from 2003 through 2009 (or a total of five three-year periods). The target range was set at a level consistent with the range of the three highest three-year volume growth rates during this period.

Three-year average return on invested capital (ROIC) represents the three-year cumulative adjusted net operating profit after core tax (NOPAT) during the performance period divided by average invested capital for the three-year performance period. The core tax represents the effective tax rate after adjustment for permitted exclusions. Invested capital equals: Total debt + (plus) Settlement liability and related accrued interest + (plus) total stockholders' equity - (less) accumulated other comprehensive income - (less) cash and cash equivalents. The three-year average ROIC is calculated as follows:

Cumulative Adjusted NOPAT for 2010 through 2012

Divided by

Average Quarter End Invested Capital from December 31, 2009 through December 31, 2012

That result divided by

Three (years)

The three-year average ROIC at threshold, target and maximum for the performance period (fiscal years 2010, 2011 and 2012), subject to permitted exclusions, are as follows:

2010 THREE-YEAR PSU:
ROIC PERFORMANCE GOAL

	Three-Year Average ROIC	Percentage of Target Award Earned

	Under 7.7%	0%
Threshold:	7.7%	50%
Target:	9.6%–10.0%	100%
Maximum:	11.5% and above	200%

Award levels based on three-year average ROIC between any two of these levels will be based on a pro rata calculation of the number of shares earned.

Executive Compensation

The threshold, target and maximum levels for ROIC were set following a review of historical levels of ROIC for us and for those of our peer companies for which comparable data was available.

In order to ensure that achievement represents the performance of the core business, the calculation of ROIC will exclude the effect of specified restructuring programs, the effects of specified acquisitions and dispositions, charges related to goodwill impairment, specified litigation-related costs, expenses related to capital market transactions, and the effect of any accounting changes implemented during the performance period.

If the threshold level is achieved for either of the principal goals, then the number of shares earned for each participant can be increased (if the additional goal set forth below is achieved) or decreased (if the additional goal set forth below is not achieved) by up to 10% of the target level at the discretion of the Compensation Committee. The additional goal is a 2012 safety result (TRIR) of 1.20 or better, excluding facilities acquired during the performance period.

The number of shares earned based on the two principal goals and, if applicable, the additional goal will be rounded up to the nearest whole share. The Compensation Committee has retained the discretion in extraordinary circumstances to reduce downward any award that would otherwise be payable.

Savings, Retirement and Health and Welfare Programs

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the United States, our named executive officers (all except Mr. Deméautis) participate in two tax-qualified defined contribution retirement plans, the Profit-Sharing Plan of Sealed Air Corporation and the Sealed Air Corporation 401(k) Thrift Plan.

Mr. Deily and Ms. Roper also participate in the Restoration Plan for Cryovac Employees, which is a defined benefit plan in which most of the employees participate who were employed in our Cryovac operations when they became part of the Company in 1998. The Restoration Plan for Cryovac Employees is described under "Pension Benefits in 2009" below. We do not offer any non-qualified excess or supplemental benefit plans or deferred compensation plans to our named executive officers in the U.S.

Mr. Deméautis participates in the Sealed Air S.A.S. Participation, a mandatory tax-favored profit-sharing arrangement in which all employees of the Company's French subsidiary Sealed Air S.A.S. participate. A statutory formula determines the amount of the annual contribution and its allocation among employees. Employer contributions are invested in a fund managed by a bank independent of Sealed Air S.A.S. Amounts allocated to each employee cannot be accessed during employment (with limited exceptions) for five years after they are contributed.

Mr. Deméautis also is eligible for a retirement indemnity benefit that is provided to all management employees of Sealed Air S.A.S. under the applicable collective bargaining agreement. This benefit is described under "Pension Benefits in 2009" below.

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

Perquisites and Other Personal Benefits

Consistent with our performance-oriented environment, during 2009 the only perquisite we provided to our named executive officers was the personal use of a Company-leased vehicle. Prior to 2008, for those in the United States who had a Company-leased vehicle, we paid a fixed sum of $3,600 per year as partial reimbursement of the taxes applicable to the personal use of the vehicle. This payment was eliminated in mid-2008. Employees in the United States who have a Company-leased vehicle are

Executive Compensation

permitted to purchase the vehicle at the end of the lease term or upon retirement, if earlier, at a discount from the fair market value of the vehicle. Employees who leave for any other reason are not generally eligible for this discount. However, Mr. Crosier was allowed to purchase his Company-leased vehicle at the discounted rate when he resigned from the Company in November 2009.

Employment, Severance and Change in Control Arrangements

Employment and Severance Arrangements.    We do not generally enter into employment agreements or severance programs covering executive officers or other employees except in countries outside the U.S. where such agreements or programs are customary. However, in recent years, most exempt employees in the U.S. have been required to enter into a Non-Compete and Confidentiality Agreement with the Company at the time of hire. The Non-Compete and Confidentiality Agreement addresses the confidentiality of proprietary Company information and disclosure and assignment of inventions to the Company and includes a two-year post-employment non-compete obligation by the employee with payment to the employee of one to two months' salary as severance pay if his or her employment is terminated by the Company other than for gross misconduct. Messrs. Kelsey and Crosier signed Non-Compete and Confidentiality Agreements when they were hired.

In February 2010, we entered into an employment agreement with Mr. Pesci providing for his continued employment through the end of 2010 in a non-executive role. The employment agreement provides that, for the purposes of determining the pro rata portions that he will receive following the end of the respective performance periods for the two-year and three-year PSU awards made to him in early 2009, he will be considered to have retired on December 31, 2009. The agreement does not provide for any severance pay. The agreement was intended to balance our desire for continued assistance from Mr. Pesci in a non-executive role while recognizing that the intent of the PSU awards is to provide incentives to our executive officers and other key executives to improve performance during a multi-year performance period. Additional information about Mr. Pesci's employment agreement is included below in "Employment Contracts and Payments Upon Termination or Change in Control."

The collective bargaining agreement that covers Mr. Deméautis and other management employees in France provides for a termination indemnity benefit to be paid to Mr. Deméautis upon the termination of his employment by the Company other than for gross misconduct.

Except for the arrangements described above, none of the named executive officers has an agreement or arrangement providing for severance payments following termination of employment.

Change in Control Arrangements.    Our only change in control arrangements are those in connection with our equity compensation awards. Prior to May 2008, the 2005 Contingent Stock Plan contained a change in control provision that provided that restricted stock or restricted stock unit awards made under the plan would vest upon a change in control event as defined in the plan. This provision continues to apply to unvested awards made prior to May 2008. Effective in May 2008, the 2005 Contingent Stock Plan was amended to provide that restricted stock or restricted stock unit awards made under the plan vest upon termination of employment within two years following a change in control as defined in the plan if such termination is by the Company without cause or by the participant for good reason (as such terms are defined in the plan). The amendment was made to avoid automatic triggering of the change in control provision merely due to the occurrence of a change in control event even if there were no adverse effect on the employment of executives and other employees holding unvested awards. These provisions also apply to SLO awards, which are made in the form of restricted stock or restricted stock unit awards.

The 2005 Contingent Stock Plan provides that a participant earns a pro rata portion of a PSU award if the participant's employment is terminated by the Company without cause or by the participant for good reason within two years following a change in control. The earned amount is the greater of the target award level or the actual level of achievement as of the fiscal quarter preceding the change in control,

Executive Compensation

and the pro rata portion is the percentage of the performance period that has elapsed prior to termination of employment.

Executive Officer Stock Ownership Guidelines

In order to align the interests of directors, executive officers and stockholders, we believe that our directors and executive officers should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines during 2006 for directors and for executive officers and other key executives. The stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, are described above under "Director Compensation—Director Stock Ownership Guidelines." The guidelines for our executive officers are as follows:

•
Executive officers are required to hold a multiple of their salary, where the multiple ranges from five for the Chief Executive Officer, to three for the Senior Vice Presidents and two for the other executive officers.

•
Share equivalents held in the Profit-Sharing Plan and the 401(k) Thrift Plan are included, but unvested awards under the 2005 Contingent Stock Plan are excluded. Executive officers have five years from the later of the adoption of the stock ownership guidelines or their appointment as executive officers to reach the guidelines.

•
Until the minimum stock ownership has been reached, executive officers are expected to retain all shares received as awards under the Company's equity compensation programs after payment of applicable taxes.

•
Once the minimum stock ownership has been reached, executive officers are expected to retain half of any additional shares received as awards under our equity compensation programs (after payment of applicable taxes) until retirement.

•
The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of home purchase, higher education expenses, major illness, gifts or financial hardship.

As of March 22, 2010, Mr. Hickey and Ms. Roper had met the guidelines. Although Messrs. Kelsey, Deily and Deméautis had not yet met the guidelines, they have until August 10, 2011 to do so.

Compliance with Section 162(m) of the Internal Revenue Code; Performance-Based Compensation Program

The Performance-Based Compensation Program of Sealed Air Corporation (the Program) was approved most recently by our stockholders at the 2005 annual meeting with amendments approved by our stockholders at the 2008 annual meeting. The objective of the Program is to permit the Compensation Committee to make awards of restricted stock and restricted stock units under our 2005 Contingent Stock Plan and to approve cash bonuses under our cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) of the Internal Revenue Code and are thus fully deductible as performance-based compensation even if compensation exceeds the $1 million limit of Section 162(m). Under the current executive compensation program, the Compensation Committee intends to rely on the Program for deductibility of annual cash bonuses and SLO awards, as well as for any other grants of restricted stock or restricted stock units that may be awarded to participating executive officers. However, long term incentive compensation awards are intended to be made primarily in the form of PSU awards under the 2005 Contingent Stock Plan, which awards once earned are intended to qualify as performance-based compensation under the provisions of the 2005 Contingent Stock Plan rather than under the Program.

Executive Compensation

2009 Performance-Based Compensation Program Goals and Achievements.    During the first ninety days of 2009, the Compensation Committee approved pre-established performance goals for 2009 cash bonuses that would be paid in 2010 to the named executive officers and several other executives, for SLO awards to be made in connection with 2009 bonuses, and for stock awards that the Compensation Committee may make in 2010 under the 2005 Contingent Stock Plan to the same group of officers and executives. The goals and the achievement levels required to allow the Compensation Committee to approve bonuses and awards up to the limit provided in the Program were as follows:

•
2009 diluted earnings per share (adjusted as described below) of at least $1.25 per share;

•
2009 operating expenses (as adjusted) at budgeted exchange rates (excluding selling, general, administrative and research and development expenses but excluding goodwill impairment charges) less than or equal to $722 million;

•
2009 net operating profit after tax (as adjusted) of at least $344 million;

•
2009 net income (as adjusted) above $230 million;

•
2009 operating profit (as adjusted) as a percentage of 2009 net sales at least 11%; or

•
2009 gross profit (as adjusted) as a percentage of 2009 net sales at least 25.7%.

Based on criteria established at the beginning of the performance period, the Compensation Committee adjusted the results on which performance achievements were based to eliminate the effects of specified items. The adjustments were intended to ensure that achievements represented the underlying performance of the core business. The categories of adjustments that were allowed related to restructuring charges, acquisitions and dispositions, goodwill impairment, specified litigation-related costs, capital market transactions, tax adjustments and accounting changes.

During the first quarter of 2010, the Compensation Committee certified achievement of all of the goals that had been established for calendar year 2009. This permits us to pay fully tax-deductible 2009 cash bonuses of up to $2.4 million to each of the participating executives and to make fully tax-deductible SLO awards and other stock awards under the 2005 Contingent Stock Plan during 2010 in the aggregate amount of up to approximately 317,900 shares to each of the participating executives. The Compensation Committee has the discretion to approve cash bonuses, SLO awards and other stock awards lower than these maximum levels, including the possibility of paying no cash bonuses and making no SLO or other stock awards to some or all of the executives during 2010. Since the objective of the Program is to ensure that these cash bonuses and stock awards are performance-based and thus tax-deductible, the amounts of 2009 cash bonuses and SLO awards were established at lower levels based on the processes and criteria discussed previously under "Annual Incentive Compensation."

The Compensation Committee currently intends that its future awards of annual and long term incentive compensation for our executive officers will qualify as performance-based compensation under Section 162(m) and thus will be fully tax-deductible by the Company, although exceptions may be made in special circumstances such as appointment or recruitment of an executive officer or as a result of a business combination or acquisition.

Recoupment Policy

In early 2008, the Compensation Committee adopted a policy requiring each executive officer to reimburse the Company for all or a portion of any annual or long term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a substantial restatement when, in the view of the Company's Board of Directors, the officer engaged in fraud or misconduct, or recklessly or negligently failed to prevent the fraud or misconduct, that caused or

Executive Compensation

significantly contributed to the need for the restatement and where no payment or award or a lower payment or award would have been made to the officer based on the restated results.

In early 2010, the Compensation Committee amended the policy to require each executive officer to reimburse the Company for all or a portion of any annual or long term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to error or misconduct regardless of whether the executive officer was responsible for the error or misconduct so long as no payment or award or a lower payment or award would have been made to the officer based on the restated results. The Board of Directors will make the determination whether to seek recovery. The Recoupment Policy is part of our overall risk management practices to ensure that compensation programs do not encourage manipulation of financial results.

In addition, the policy provides that our Chief Executive Officer and Chief Financial Officer shall reimburse us for any compensation or profits from the sale of securities under Section 304 of the Sarbanes-Oxley Act of 2002. The policy has been incorporated into SLO and PSU award documents.

Timing of Award Grants

Starting with the implementation of the current executive compensation programs in early 2008, PSU awards to be made to the Company's executive officers under the Company's 2005 Contingent Stock Plan are made during the first 90 days of each year, either at the regularly-scheduled meeting of the Compensation Committee held in February of each year or at a special meeting held later but during the first 90 days of the year. In addition, starting in 2009 in connection with 2008 bonuses, SLO awards are made effective on a date set by the Compensation Committee in advance but no later than March 15 to those executive officers who have elected to receive a portion of their annual bonus as an SLO award. The date is selected based on when the Compensation Committee expects that all bonuses will be determined and to allow our staff sufficient time to assist executive officers to make required SEC filings for the SLO awards on a timely basis.

To the extent that other awards of restricted stock or restricted stock units may be made to executive officers, they are generally made at one of the regularly-scheduled meetings of the Compensation Committee. Awards are generally effective on the date of the meeting at which they were approved. However, when an award is to be made to an executive officer who is traveling or otherwise not available to make the required filing regarding such award with the SEC on a timely basis, then at the meeting the award is given an effective date after the date of the meeting so that the filing can be made on a timely basis. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2010 proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2009.

Organization and Compensation Committee
Charles F. Farrell, Jr., Chair
Michael Chu
Jacqueline B. Kosecoff
William J. Marino

Executive Compensation

Summary Compensation Table

The following table includes information concerning 2009 compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during 2009 who served as such at the end of the year, as well as two additional individuals who served as executive officers during the year but not at the end of the year and would be among the three other most highly compensated executive officers if they had been serving at the end of the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation[3] ($)	Total ($)

William V. Hickey	2009	$650,000		$6,812,506	$0	$0		$50,064	$7,512,570
President and	2008	637,500		7,189,318	0	0		44,748	7,871,566
Chief Executive Officer	2007	562,500		1,983,000	460,000	0		49,505	3,055,005
David H. Kelsey	2009	450,000		1,456,461	270,844	0		44,409	2,221,714
Senior Vice President	2008	441,667		1,969,053	37,969	0		41,440	2,490,129
and Chief Financial	2007	391,667		512,320	223,200	0		46,195	1,173,382
Officer
Karl R. Deily Vice President	2009	300,000		1,406,700	162,000	0	[5]	39,548	1,908,248
Ruth Roper Vice President	2009	270,000		1,464,165	50,550	0	[5]	42,939	1,827,654
Jean-Marie Deméautis[4]	2009	394,701		1,022,808	155,615	13,405	[5]	27,590	1,614,119
Vice President	2008	415,890		730,856	51,502	153,876		25,980	1,378,104
	2007	371,322		393,600	125,483	0		41,261	931,666
David B. Crosier[6]	2009	361,167	$260,000	1,172,152	0	0		77,745	1,871,064
Former Senior Vice	2008	391,667		1,065,210	29,500	0		67,888	1,554,265
President	2007	371,667		512,320	197,400	0		90,085	1,171,472
Robert A. Pesci[7]	2009	415,000		1,308,908	0	0		48,864	1,772,772
Former Senior Vice	2008	412,500		1,240,170	0	0		45,388	1,698,058
President	2007	391,667		0	228,000	0		40,173	659,840

1
The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that will be earned by the named executive officers. Equity awards include awards of restricted stock (RS) under the 2005 Contingent Stock Plan during the year. Equity awards for 2008 and 2009 also include SLO awards under the Annual Incentive Plan and PSU awards granted during the year. No SLO awards or PSU awards were granted in 2007. RS awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of our common stock on the first trading day of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the fair value at the service inception date, which is the date on which the PSU award was granted by the Compensation Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for performance goals. In 2009, the named executive officers waived all rights under the 2008 PSU awards in exchange for a new 2009 two-year PSU award; see "Compensation Discussion and Analysis—2009 Long Term Incentive Compensation Awards" above. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional assumptions made in valuing these awards and other information, see Note 17, "Stockholders' Equity," of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The values of the PSU awards made in 2009 as of the service inception date assuming that the highest level of performance conditions would be achieved are as follows:

	2009 Two-Year PSU Award	2009 Three-Year PSU Award

Mr. Hickey	$6,000,005	$6,000,005
Mr. Kelsey	1,350,993	1,350,993
Mr. Deily	945,010	945,010
Ms. Roper	756,003	756,003
Mr. Deméautis	1,022,808	1,022,808
Mr. Crosier	1,024,403	1,024,403
Mr. Pesci	996,408	996,408

Executive Compensation

  These values do not include the potential 10% increase that could be earned if the additional performance goals are achieved; see "Compensation Discussion and Analysis—2009 Long Term Incentive Compensation Awards." Also, the values shown for Mr. Hickey's PSU awards do not reflect the cap on the number of shares of common stock that could be issued of two-tenths of 1% (0.2%) of the issued and outstanding shares of common stock on January 1 of the year of issuance as described in Note 3 to the Grants of Plan-Based Awards in 2009 table below. See the Grants of Plan-Based Awards in 2009 and the Outstanding Equity Awards at 2009 Fiscal Year-End tables below for additional information on awards made in 2009, as well as information on awards made in 2007 and 2008. See also Notes 6 and 7 below.

2
The amounts in the Non-Equity Incentive Compensation column for 2009 reflect the cash portion of annual bonuses paid to the named executive officers for 2009. All named executive officers except Mr. Deméautis and Mr. Crosier also received SLO awards as all or part of their annual bonuses for 2009. The values of the SLO award portion of annual bonuses are included in the Stock Awards column. For further discussion regarding annual bonus awards in 2009, see "Compensation Discussion and Analysis—2009 Cash Bonus and Stock Leverage Opportunity (SLO) Program" above.

3
The amounts shown in the All Other Compensation column for 2009 are attributable to the following:

	Mr. Hickey	Mr. Kelsey	Mr. Deily	Ms. Roper	Mr. Deméautis	Mr. Crosier	Mr. Pesci

Personal use of Company-leased car*	$23,114	$17,148	$13,210	$15,678	$24,626	$16,400	$21,914
Company contribution to Profit-Sharing Plan	19,600	19,600	19,600	19,600	—	19,600	19,600
Company matching contributions to 401(k) Thrift Plan	7,350	7,661	6,738	7,661	—	7,661	7,350
Company contribution to Sealed Air S.A.S. Participation for 2008 (made in 2009)**	—	—	—	—	2,964	—	—
Discount on purchase of Company-leased car	—	—	—	—	—	6,808	—
Unused accrued vacation pay upon resignation	—	—	—	—	—	27,276	—
Total	$50,064	$44,409	$39,548	$42,939	$27,590	$77,745	$48,864

*
The amounts shown for the cost to the Company of each of the Company-leased cars include the costs of the lease, maintenance, fuel and insurance coverage.

**
Since Mr. Deméautis is an employee of one of the Company's French subsidiaries, he does not participate in the U.S. Profit-Sharing Plan or the 401(k) Thrift Plan but does participate in the Sealed Air S.A.S. Participation, which is described under "Compensation Discussion and Analysis—Savings, Retirement and Health and Welfare Programs" above.
4
For Mr. Deméautis, all amounts in the Summary Compensation Table other than the amounts in the Stock Award column, as well as all dollar amounts of compensation noted elsewhere in this proxy statement for Mr. Deméautis, except for the value of shares of common stock and equity awards, represent data converted from euros. For 2009, compensation was converted at the average exchange rate during 2009 of 1.38942 dollars per euro. For 2008, compensation was converted at the average exchange rate during 2008 of 1.47124 dollars per euro. For 2007, compensation was converted at the average exchange rate during 2007 of 1.36168 dollars per euro.

5
Mr. Deméautis is the only named executive officer with a pension benefit. The actuarial present value of his accumulated benefit at December 31, 2009 was 9,648 euros higher than the actuarial present value of his accumulated benefit at December 31, 2008. Although Mr. Deily and Ms. Roper participate in a defined benefit pension plan, neither of them had an accumulated benefit under that plan at December 31, 2009. See Pension Benefits in 2009 below for further information.

6
Mr. Crosier resigned from employment in November 2009. As a result, he was not eligible for an annual bonus and SLO award based on 2009 performance under the Annual Incentive Plan and forfeited the PSU awards made to him during 2009, although he was granted a special cash bonus for 2009. He also forfeited his SLO award based on 2008 performance under the Annual Incentive Plan and 6,000 shares of the 16,000 share award of restricted stock that had been granted to him in 2007. He was allowed to purchase his Company-leased car at a discount, and he received $27,276 for accrued but unused 2009 vacation at the time of his termination, both of which are included in the All Other Compensation column. See "Employment Contracts and Payments Upon Termination or Change in Control" below for additional details.

7
Mr. Pesci resigned from his position as a Senior Vice President in October 2009 but remains an employee. The salary and other compensation shown in the Summary Compensation Table for 2009 include all of Mr. Pesci's compensation for the year, including compensation for the latter part of the year when Mr. Pesci no longer served as a Senior Vice President. In February 2010, we entered into an employment agreement with Mr. Pesci that provides that, for the purposes of determining the pro rata portion of the PSU awards made to him in 2009 that he can earn during the respective performance periods, he will be considered to have retired on December 31, 2009. See "Employment Contracts and Payments Upon Termination or Change in Control" below for additional details.

Executive Compensation

Alternative Table: Compensation Earned and Realized

The following table presents compensation earned and realized by our Chief Executive Officer during the three years shown in the Summary Compensation Table above. This table is not intended to replace the Summary Compensation Table, but the required format for the Summary Compensation Table includes estimates of compensation that may potentially be earned but are not guaranteed such as SLO and PSU awards. Our executive compensation programs are designed so that a significant portion of potential compensation is based on our performance. Our incentive plans are designed to pay well when performance is high and to pay little or nothing when performance is poor. In 2009, our Chief Executive Officer earned and realized:

•
salary,

•
his SLO award for performance in 2009 determined in early 2010 (paid as an equity award that cannot be sold for two years),

•
the vesting of an award of restricted stock during 2009 that had been granted to him in 2006, valued at the closing price on the vesting date, and

•
the compensation included in the column entitled All Other Compensation in the Summary Compensation Table above.

In the earlier years shown in the table below, he received:

•
salary,

•
a cash bonus for performance during the year (2007 only),

•
the vesting of awards of restricted stock that had been granted to him three years earlier, valued at the closing price on the vesting date, and

•
the compensation reported in the All Other Compensation column for the year.

COMPENSATION EARNED AND REALIZED

	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

William V. Hickey	2009	650,000	2,582,417	*	0	50,064	3,282,481
President and	2008	637,500	1,011,200		0	44,748	1,693,448
Chief Executive Officer	2007	562,500	1,599,500		460,000	49,505	2,671,505

*
Includes SLO award of 57,009 shares valued at the closing price of common stock on December 31, 2009 of $21.86 per share.

Executive Compensation

Grants of Plan-Based Awards in 2009

The following table sets forth additional information concerning stock awards granted during 2009 under the 2005 Contingent Stock Plan and the cash and SLO portions of the annual bonus targets for 2009 performance under the Company's Annual Incentive Plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]
								All Other Stock Awards: Number of Shares of common stock[4] (#)
					Estimated Future Payouts Under Equity Incentive Plan Awards[3]				Grant Date Fair Value of Stock Awards[5] ($)
			Date of Committee Action
Name	Type of Award[1]	Grant Date		Target ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Hickey	09SLO	2/19/2009				53,279			$812,500
	PSU2	3/24/2009			109,091	218,182	436,364		3,000,003
	PSU3	3/24/2009			109,091	218,182	436,364		3,000,003
Mr. Kelsey	Cash	2/19/2009		$253,125
	09SLO	2/19/2009				6,916			105,469
	PSU2	3/24/2009			24,564	49,127	98,254		675,496
	PSU3	3/24/2009			24,564	49,127	98,254		675,496
Mr. Deily	Cash	2/28/2009		135,000
	09SLO	2/28/2009				3,689			56,250
	PSU2	3/24/2009			17,182	34,364	68,728		472,505
	PSU3	3/24/2009			17,182	34,364	68,728		472,505
	RS	3/16/2009	2/28/2009					32,000	405,440
Ms. Roper	Cash	2/19/2009		47,250
	09SLO	2/19/2009				3,873			59,063
	PSU2	3/24/2009			13,746	27,491	54,982		378,001
	PSU3	3/24/2009			13,746	27,491	54,982		378,001
	RS	4/21/2009	4/16/2009					15,000	231,900
	RS	10/22/2009						20,000	417,200
Mr. Deméautis	Cash	2/19/2009		138,942
	PSU2	3/24/2009			18,597	37,193	74,386		511,404
	PSU3	3/24/2009			18,597	37,193	74,386		511,404
Mr. Crosier[6]	Cash	2/19/2009		118,200
	09SLO	2/19/2009				9,689			147,750
	PSU2	3/24/2009			18,626	37,251	74,502		512,201
	PSU3	3/24/2009			18,626	37,251	74,502		512,201
Mr. Pesci	09SLO	2/19/2009				20,491			312,500
	PSU2	3/24/2009			18,117	36,233	72,466		498,204
	PSU3	3/24/2009			18,117	36,233	72,466		498,204

1
Type of award:

Cash = cash portion of 2009 annual bonus

09SLO = SLO award portion of 2009 annual bonus

PSU2 = two-year PSU award for the performance period beginning January 1, 2009

PSU3 = three-year PSU award for the performance period beginning January 1, 2009

RS = restricted stock award

2
These columns show the target awards established in early 2009 for the cash portion of 2009 annual bonuses for each of the named executive officers under the Company's Annual Incentive Plan. While the overall funded bonus pool has a 50% of target threshold level and a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded pool. Actual payouts for 2009 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

3
These columns show target awards established in early 2009 for the SLO portion of 2009 annual bonuses for each of the named executive officers under the Company's Annual Incentive Plan, as well as the threshold, target and maximum awards for two-year and three-year PSU awards for the performance periods beginning January 1, 2009 for each of the named executive officers under the 2005 Contingent Stock Plan. The threshold number of shares for PSU awards is 50% of the target number of shares, and the maximum number of shares for such awards is 200% of the target number of shares. The maximum awards shown for the PSU2 and PSU3 awards do not include the potential 10% increase that could be earned if the additional performance goals are achieved; see "Compensation Discussion and Analysis—2009 Long Term Incentive

Executive Compensation

  Compensation Awards." The maximum number of shares that can be issued to any participant in any calendar year with respect to a PSU award is two-tenths of 1% (0.2%) of the outstanding shares on January 1 of that calendar year. That restriction may limit the maximum number of shares that can be issued to Mr. Hickey on account of the PSU2 and PSU3 awards shown in the table. For 2010, the maximum number of shares that could be issued to a participant with respect to a performance share unit award would be approximately 317,900 shares. Shares, to the extent earned, will be issued in 2011 for the PSU2 awards and in 2012 for the PSU3 awards.

4
This column shows the numbers of shares of restricted stock awarded to each of the named executive officers on the grant date in 2009 shown in the Grant Date column. All awards were made under the 2005 Contingent Stock Plan.

5
This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards was based on the number of shares awarded valued at the closing price of the Company's common stock on the grant date. The fair value on the service inception date of 09SLO awards was based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of the Company's common stock on January 2, 2009 of $15.25. The fair value on the service inception date of the PSU awards was based on the target award amounts valued at the closing price of the Company's common stock on March 24, 2009 of $13.75. The value of dividends was factored into the grant date fair value or the service inception date fair value for these awards. The amounts shown exclude the impact of estimated forfeitures.

6
When Mr. Crosier resigned from employment in November 2009, he forfeited all of the cash and equity awards shown in the table.

Description of Annual and Long Term Incentive Awards in the Summary Compensation Table and the Grants of Plan-Based Awards in 2009 Table

Annual Incentive Plan: Cash Bonuses and SLO Awards.    Each of the named executive officers has a target bonus that is established by the Compensation Committee during the first quarter of the year. Also, each of the named executive officers has the opportunity at a time determined by the Corporation Committee (usually prior to the start of the performance year) to designate a portion of his annual bonus to be received as an equity award under the 2005 Contingent Stock Plan, called a stock leverage opportunity (SLO) award. The portion to be denominated as SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award.

Once the amount of the annual bonus that has been earned has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock or restricted stock units under the 2005 Contingent Stock Plan with a two-year restriction period. The award is granted on a date determined by the Compensation Committee, but no later than the March 15 following the end of the performance year. The SLO portion is awarded as restricted stock or restricted stock units under the 2005 Contingent Stock Plan that vest on the second anniversary of the grant date or earlier in the event of death, disability or retirement from employment with the Company, and the shares subject to the award are not transferable by the recipient until the earlier of vesting or the second anniversary of the grant date. Retirement for the purpose of SLO awards and the PSU awards described below means termination of employment after five or more years of employment and with years of employment plus age equal to 70 or more, except termination for cause. If the recipient ceases to be employed by the Company prior to vesting, then the shares are forfeited, except for certain circumstances following a change in control. Each SLO award is made in the form of restricted stock unless the award would be taxable to the recipient prior to the shares becoming transferable by the recipient, in which case the SLO award is made in the form of restricted stock units. Recipients who hold SLO awards in the form of restricted stock receive dividends and have the right to vote the shares of restricted stock. Recipients who hold SLO awards in the form of restricted stock units have no voting rights until shares are issued to them but do receive a cash payment in the amount of the dividends (without interest) on the shares they have earned at about the same time that shares are issued to them following the period of restriction.

Executive Compensation

Performance Share Unit Awards.    PSU awards, which are awarded under the 2005 Contingent Stock Plan, provide for a minimum two-year performance period with a targeted number of shares to be earned if performance during the period meets goals set by the Compensation Committee during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned. PSU awards are not transferable by the participant until the end of the performance period and certification by the Compensation Committee with respect to each performance measure used for the award. If a participant terminates employment during the performance period due to death, disability or retirement, then the participant (or his or her estate) will receive a pro rata payout following the end of the performance period based on the portion of the performance period during which the participant was employed and based on the number of units that would have been earned by the participant if he or she had remained employed for the entire performance period prior to applying the pro rata factor. If the participant leaves employment during the performance period for any other reason, then the units are forfeited, except for certain circumstances following a change in control. At about the same time that shares are issued to participants following the performance period, participants also receive a cash payment in the amount of the dividends (without interest) that would have been paid during the performance period on the number of shares that they have earned. PSU awards have no voting rights as stockholders until shares of common stock are issued after the end of the performance period.

As described above under "Compensation Discussion and Analysis—2009 Long Term Incentive Compensation Awards," during the first quarter of 2009, the Compensation Committee determined that the PSU awards made in early 2008 no longer provided incentives for performance or retention. For that reason, the Compensation Committee decided to make new PSU awards for the two-year performance period beginning January 1, 2009 along with the regular PSU awards for the three-year performance period beginning January 1, 2009. Officers and other key executives, including the named executive officers, who received PSU awards in 2008 were offered and accepted the new 2009 two-year PSU awards on the condition that they waive and release their rights under both of the 2008 PSU awards.

Restricted Stock and Restricted Stock Units.    Awards of restricted stock and restricted stock units are made under the 2005 Contingent Stock Plan, which provides for a vesting period of at least three years after the grant date. Awards vest earlier in the event of the participant's death or disability. If a participant terminates employment prior to vesting, then the award of restricted stock or restricted stock units is forfeited, except for certain circumstances following a change in control. Within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of all or a portion of an award. During the vesting period, holders of unvested shares of restricted stock (but not holders of unvested shares of restricted stock units) are entitled to receive dividends on the same basis as dividends are paid to other stockholders and are entitled to vote the unvested shares.

Executive Compensation

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table shows unvested outstanding stock awards under the 2005 Contingent Stock Plan for the named executive officers as of December 31, 2009. All market or payout values in the table are based on the closing price of common stock on December 31, 2009 of $21.86 per share. The amounts shown in the table for PSU awards represent the numbers of shares that would be earned if the maximum level of the principal goal for each PSU award was met, as we considered that level of achievement to be probable at the end of 2009.

Name	Type of Award	Number of Shares or Units of Common Stock That Have Not Vested[1] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)

Mr. Hickey	RS	60,000	$1,311,600
	RS	64,000	1,399,040
	09SLO	57,009	1,246,217
	PSU2			436,364	$9,538,917
	PSU3			436,364	9,538,917
Mr. Kelsey	RS	16,000	349,760
	RS	4,000	87,440
	08SLO	694	15,171
	09SLO	7,401	161,786
	PSU2			98,254	2,147,832
	PSU3			98,254	2,147,832
Mr. Deily	RS	4,000	87,440
	RS	32,000	699,520
	08SLO	549	12,001
	09SLO	4,427	96,774
	PSU2			68,728	1,502,394
	PSU3			68,728	1,502,394
Ms. Roper	RS	16,000	349,760
	RS	15,000	327,900
	RS	20,000	437,200
	08SLO	907	19,827
	09SLO	4,144	90,588
	PSU2			54,982	1,201,907
	PSU3			54,982	1,201,907
Mr. Deméautis	RSU	12,000	262,320
	PSU2			74,386	1,626,078
	PSU3			74,386	1,626,078
Mr. Crosier	RS	10,000	218,600
Mr. Pesci	08SLO	2,741	59,918
	09SLO	20,492	447,955
	PSU2			36,233	792,053
	PSU3			24,155	528,028

1
For awards shown in these columns, the market values shown above are based on the closing price of common stock on December 31, 2009 of $21.86 per share as reported on the NYSE. Mr. Crosier's RS award would have been forfeited as a result of his resignation in November 2009,

Executive Compensation

  but on February 18, 2010, the Compensation Committee waived the forfeiture of 10,000 shares of the total of 16,000 shares included in the award.

The 08SLO awards for all named executive officers except Mr. Kelsey were made in the form of awards of restricted stock units that vest and pay on March 13, 2011, or earlier in case of death, disability or retirement. Each of the currently-employed named executive officers other than Mr. Kelsey is currently retirement-eligible. Mr. Kelsey's 08SLO award was made in the form of an award of restricted stock that will vest and pay on March 13, 2011, or earlier in case of death or disability.

The amounts shown in this column for 09SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2009. The 09SLO awards for all named executive officers were made in the form of awards of restricted stock units that vest and pay on March 10, 2012, or earlier in case of death, disability or retirement. Each of the currently-employed named executive officers other than Mr. Kelsey is currently retirement-eligible, and Mr. Kelsey will become retirement-eligible in July 2011.

RS and RSU awards vest as follows:

Name	Type of Award	Number of Shares or Units	Date of Vesting

Mr. Hickey	RS	60,000	5/17/2010
	RS	64,000	5/20/2011
Mr. Kelsey	RS	16,000	4/12/2010
	RS	4,000	2/25/2011
Mr. Deily	RS	4,000	2/25/2011
	RS	32,000	3/16/2012
Ms. Roper	RS	16,000	2/16/2010
	RS	15,000	4/21/2012
	RS	20,000	10/22/2012
Mr. Deméautis	RSU	12,000	5/7/2010
Mr. Crosier	RS	10,000	2/18/2010

2
PSU2 awards are performance share unit awards for the performance period January 1, 2009 through December 31, 2010 that vest on December 31, 2010. PSU3 awards are performance share unit awards for the performance period January 1, 2009 through December 31, 2011 that vest on December 31, 2011. The amounts shown in this column for PSU2 and PSU3 awards represent the numbers of shares that would be earned if the maximum level of the principal goal for these awards was met, since we considered that level of achievement to be probable at the end of 2009.

The amounts in this column do not include the potential 10% increase that could be earned if the additional performance goals are achieved; see "Compensation Discussion and Analysis—2009 Long Term Incentive Compensation Awards." Also, the amounts shown in this column for Mr. Hickey do not reflect the cap on the number of shares of common stock that could be issued, described in Note 3 to the Grants of Plan-Based Awards in 2009 table above.

The amounts shown in this column for Mr. Pesci represent the maximum awards that he could earn for his PSU2 and PSU3 awards based on his employment agreement, which is described below under "Employment Contracts and Payments Upon Termination or Change in Control."

3
The market or payout values shown in this column are based on the closing price of common stock on December 31, 2009 of $21.86 per share as reported on the NYSE.

Executive Compensation

Stock Vested in 2009

The following table shows the number of shares acquired by the named executive officers on vesting of stock awards during 2009, as well as the value of the shares realized upon vesting. Awards of restricted stock (RS) were awarded under the 2005 Contingent Stock Plan.

	Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Hickey	RS	60,000	$1,336,200
Mr. Kelsey	RS	30,000	437,100
Mr. Deily	RS	16,000	356,320
Ms. Roper		NA
Mr. Deméautis		NA
Mr. Crosier		NA
Mr. Pesci	RS	30,000	668,100

The value of awards of restricted stock (RS) is based on the closing price of common stock on the vesting date or, if the vesting date were not a trading date, the first trading day prior to the vesting date. RS awards vested on April 6, 2009 for Mr. Kelsey and on December 14, 2009 for Messrs. Hickey, Deily and Pesci. In all cases, the Company withheld a portion of the vested shares to cover withholding taxes due upon vesting of shares of restricted stock.

Pension Benefits in 2009

Mr. Deméautis.    The table below shows information regarding Mr. Deméautis's 2009 pension benefit.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Deméautis	Retirement indemnity	28.5	$563,128	$0

Mr. Deméautis is eligible for a retirement indemnity that is provided to all management employees of our French subsidiary Sealed Air S.A.S. under the applicable collective bargaining agreement. The retirement indemnity provides for a lump sum payment at retirement in the amount of 15 months of compensation, where the monthly compensation is based on the average monthly cash compensation (salary plus bonus payments) during the final 12 months of employment. The normal retirement age is 65, but the retirement indemnity is available starting at age 60 with at least 40 years of employment. Mr. Deméautis would not have been eligible to receive a retirement indemnity if he had retired on December 31, 2009, as he did not then meet the minimum age and service levels to receive the retirement indemnity.

The present value of Mr. Deméautis's accumulated benefit at December 31, 2009 was calculated assuming a discount rate of 5.0%. Other relevant assumptions, including the calculation methodology, were as prescribed by the French Government.

Mr. Deily and Ms. Roper.    Mr. Deily and Ms. Roper participate in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a tax-qualified defined benefit plan that covers the employees of our Cryovac

Executive Compensation

operations who participated in a defined benefit plan maintained by a prior employer immediately prior to March 31, 1998.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Deily	Restoration Plan for Cryovac Employees	27.1	$0	$0
Ms. Roper	Restoration Plan for Cryovac Employees	29.3	$0	$0

The Restoration Plan for Cryovac Employees provides a retirement benefit that is based on the amount by which the benefit assuming the participant had remained in the prior employer's defined benefit plan until retirement exceeds assumed benefits under our Profit-Sharing Plan plus the accrued benefit as of March 31, 1998 under the prior employer's plan. This calculation resulted in an accumulated benefit for Mr. Deily and Ms. Roper of $0 at December 31, 2009.

The number of years of credited service at December 31, 2009 includes service with the prior employer of 15.2 years for Mr. Deily and 17.4 years for Ms. Roper. The present value of the accumulated benefit at December 31, 2009 is calculated assuming a retirement age of 65. The Restoration Plan for Cryovac Employees provides for normal retirement at age 65 and early retirement at age 55. Ms. Roper is eligible for early retirement, but Mr. Deily is not, as he has not yet reached age 55. Benefits are generally paid as a single life annuity, but benefits can be paid in other forms, including joint and survivor annuities and straight life annuities, although the value of each form of payment is the same.

The normal retirement benefit is a monthly amount equal to the excess of (i) the sum of 1% of the average of the annual compensation for the highest five consecutive 12-month periods during the last 15 years of service (the final average compensation) plus 0.4 of 1% of the final average compensation in excess of the average Social Security wage bases during the 35 years ending with the year in which the participant attains Social Security retirement age, multiplied by the years of credited service, over (ii) the accrued monthly benefit as of March 31, 1998 under the defined benefit plan maintained by the prior employer plus the participant's assumed accrued benefit under our Profit-Sharing Plan. The early retirement benefit is calculated in a similar manner after applying actuarial equivalent factors to the calculation described in (i) of the preceding sentence and based on the early retirement factors in effect on March 31, 1998 under the defined benefit plan maintained by the prior employer. The participant's assumed accrued benefit under our Profit-Sharing Plan is determined by crediting 8.5% interest to our contribution to the Profit-Sharing Plan each year from the date of contribution to the date of determination, summing all of these adjusted contributions, and converting the result to an annual benefit payable for the life of the participant. The Restoration Plan for Cryovac Employers also provides a pre-retirement death benefit in the amount of 75% of the normal retirement benefit under a 75% joint and survivor annuity that would commence on the participant's 65th birthday.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

None of the named executive officers participates in a nonqualified defined contribution or nonqualified deferred compensation plan.

Employment Contracts and Payments Upon Termination or Change in Control

We do not have any severance programs or agreements covering any of our named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named

Executive Compensation

executive officers in connection with a change in control, except as part of our equity compensation awards as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:

•
Non-Compete and Confidentiality Agreements:  When they were hired, Messrs. Kelsey and Crosier signed Non-Compete and Confidentiality Agreements. See the discussion above in "Compensation Discussion and Analysis—Employment, Severance and Change in Control Arrangements" for more details. Under this agreement, the executive would be entitled to two months' salary as consideration for the non-compete and other covenants benefiting the Company contained in the agreement, payable in case of any termination of employment by the Company other than for gross misconduct. Amounts are not payable in case of voluntary resignation, retirement, disability or death while employed. The amount each named executive officer would have received had his employment been terminated as of December 31, 2009 by the Company (other than for gross misconduct) is as follows: Mr. Hickey—$0; Mr. Kelsey—$75,000; Mr. Deily—$0; Ms. Roper—$0; Mr. Deméautis—$0; and Mr. Pesci—$0. Mr. Crosier resigned in November 2009 and was not entitled to any payment under his Non-Compete and Confidentiality Agreement in connection with his resignation.

•
Discount on Car Purchases:  The Company generally permits a retiring employee in the U.S. who had the use of a Company-leased car while employed to purchase the car at a discount to fair market value. Employees who leave employment for any other reason are not generally eligible for this benefit. This benefit is not provided to employees of Sealed Air S.A.S, including Mr. Deméautis. See the discussion under "Compensation Discussion and Analysis—Perquisites and Other Personal Benefits" for more details. The discount each named executive officer would have received had he retired as of December 31, 2009 is as follows: Mr. Hickey—$13,703; Mr. Kelsey—$6,300; Mr. Deily—$8,418; Ms. Roper—$8,418; Mr. Deméautis—$0; and Mr. Pesci—$5,418. Mr. Crosier was permitted to purchase his Company-leased car following his resignation at a discount of $6,808 to fair market value.

•
Termination Indemnity for French Management Employees:  Mr. Deméautis is eligible for a termination indemnity that is provided to all management employees of Sealed Air S.A.S. under the applicable collective bargaining agreement. The termination indemnity would be paid upon termination by his employer other than for gross misconduct. It would not be paid if he were to voluntarily resign, retire or die while employed. If he were to become disabled while employed, his employer could either terminate his employment and pay the termination indemnity or permit him to remain employed until he was eligible for retirement. In the latter case, during the remainder of his employment, he would receive Social Security benefits from the French government, supplemented modestly by his employer for the first 90 days, and then at retirement he would receive the retirement indemnity described above under "Pension Benefits in 2009." The amount of the termination indemnity that would have been payable to Mr. Deméautis if his employment had been terminated as of December 31, 2009 by the Company other than for gross misconduct or due to his disability was $443,339.

•
Employment Agreement with Mr. Pesci:  In February 2010, we entered into an employment agreement with Mr. Pesci providing for his continued employment through the end of 2010 at the same salary level as in 2009. Mr. Pesci has agreed to provide services as assigned by our Chief Executive Officer, who has currently assigned Mr. Pesci to serve as the President and a manager of an affiliated company, Biosphere Industries LLC. The term of the agreement can be extended upon mutual agreement for an additional six months at a reduced compensation level. The employment agreement provides that, for the purposes of determining the pro rata portions that Mr. Pesci will receive following the end of the respective performance periods for the two-year and three-year PSU awards made to him in early 2009, he will be considered to have retired on December 31, 2009. The agreement includes a

Executive Compensation

  non-compete provision that applies for two years following termination of Mr. Pesci's employment but does not provide for any severance pay.

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions. See also "Description of Annual and Long Term Incentive Awards in the Summary Compensation Table and the Grants of Plan-Based Awards in 2009 Table" above for more details.

•
Annual Bonus Awards:  Under the Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at the discretion of the Company. Bonuses are paid during the month of March for the prior year, so termination of the named executive officers as of the end of 2009 would have meant that they were not entitled to receive a cash bonus or SLO award based on 2009 performance. For 2009, the Company's usual practice for employees in the United States was to pay an annual bonus in the event of termination of employment as of the end of the year due to death, disability or retirement and not to pay an annual bonus in the case of involuntary termination due to gross misconduct. With respect to a voluntary resignation or other involuntary termination, the payment of an annual bonus is discretionary depending on the circumstances. For management employees of Sealed Air S.A.S. who remain employed through the end of the year, including Mr. Deméautis, annual bonus awards are generally withheld if employment is terminated at the end of the year due to gross misconduct and paid if employment is terminated at that time for any other reason.

The annual bonus paid (as cash and/or SLO award) under the Annual Incentive Plan to each named executive officer for 2009 was as follows: Mr. Hickey—$695,550; Mr. Kelsey—$361,125; Mr. Deily—$216,000; Ms. Roper—$101,100; Mr. Deméautis—$155,615; and Mr. Pesci—$250,000. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2009 for any of the reasons noted above. Mr. Crosier was not eligible to receive an annual bonus under the Annual Incentive Plan because he resigned in November 2009. However, in early 2010 he was granted a special cash bonus of $260,000 for 2009.

•
Restricted Stock and Restricted Stock Units:  These awards will vest in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with four exceptions. First, SLO awards that have been awarded as restricted stock units after the end of the performance year will vest in full upon retirement. Second, restricted stock shares or units awarded before May 2008 will vest upon a change in control. Third, restricted stock shares or units awarded in or after May 2008 will vest upon a termination of employment by the Company without cause or by the executive with good reason that occurs within two years after a change in control. Fourth, within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of restricted stock or units.

•
Performance Share Units:  Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with two exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control of the Company followed within two years by a termination of employment by the Company without cause or by the executive with good reason, a pro rata number of the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater).

Executive Compensation

The following table shows the amounts that would have been payable to the named executive officers under these equity award programs for a termination of employment as of December 31, 2009, based on the closing price of the Company's common stock of $21.86 as of that date:

Name	Type of award	Death or disability	Involuntary for gross misconduct		Involuntary (all others)	Voluntary	CIC - single trigger[1]	CIC + qualifying termination[1]

Mr. Hickey	RS/RSUs	$2,710,640	$0		$0	$0	$1,311,600	$1,399,040
	PSUs[2]	7,949,098	0		7,949,098	7,949,098	0	7,949,098
Mr. Kelsey	RS/RSUs	437,200	0		0	0	437,200	0
	08SLO	15,171	0		0	0	0	15,171
	PSUs[2]	1,789,860	0		0	0	0	1,789,860
Mr. Deily	RS/RSUs	786,960	0		0	0	87,440	699,520
	08SLO	12,001	12,001	[3]	12,001	12,001	0	12,001
	PSUs[2]	1,251,995	0		1,251,995	1,251,995	0	1,251,995
Ms. Roper	RS/RSUs	1,114,860	0		0	0	349,760	765,100
	08SLO	19,827	19,827	[3]	19,827	19,827	0	19,827
	PSUs[2]	1,001,590	0		1,001,590	1,001,590	0	1,001,590
Mr. Deméautis	RS/RSUs	262,320	0		0	0	262,320	0
	PSUs[2]	1,355,065	0		1,355,065	1,355,065	0	1,355,065
Mr. Crosier[4]	RS/RSUs	NA	NA		NA	0	NA	NA
	08SLO	NA	NA		NA	0	NA	NA
	PSUs[2]	NA	NA		NA	0	NA	NA
Mr. Pesci	08SLO	59,918	59,918	[3]	59,918	59,918	0	59,918
	PSUs[2]	1,320,135	0		1,320,135	1,320,135	0	1,320,135

1
The amounts shown in the column labeled "CIC - single trigger" represent the amounts that would have been paid to the named executive officers if a change in control had occurred at the end of 2009 without termination of their employment. The amounts shown in the column labeled "CIC + qualifying termination" represent the additional amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2009 and a qualifying termination of employment had occurred at the end of 2009.

2
The amounts shown in these rows represent the amounts that would have been paid to the named executive officer in connection with their 2009 two-year PSU award and their 2009 three-year PSU award assuming maximum performance under the principal performance goal for the applicable performance period, including for the column labeled "CIC + qualifying termination," which assumes maximum performance in accordance with the change in control provisions of the 2005 Contingent Stock Plan. Messrs. Hickey, Deily, Deméautis and Pesci and Ms. Roper are retirement-eligible under the terms of these PSU awards, so any voluntary or involuntary termination of employment on December 31, 2009 would be treated as a retirement except for an involuntary termination for gross misconduct. Mr. Kelsey was not retirement-eligible at the end of 2009. The amounts shown for Mr. Pesci represent the pro rata portion of the maximum awards that he could earn for his 2009 PSU awards based on his employment agreement, which is described above.

3
SLO awards held by retirement-eligible officers are not forfeited upon an involuntary termination for gross misconduct. However, depending on the circumstances, the Recoupment Policy might require the named executive officer to reimburse the Company for all or part of this award.

4
Since Mr. Crosier voluntarily resigned prior to the end of 2009, no information is provided with respect to any other types of terminations. As noted previously, although Mr. Crosier was not entitled to receive any part of his unvested awards of restricted stock, the Compensation Committee waived the forfeiture of 10,000 shares of the total of 16,000 shares of common stock represented by unvested awards of restricted stock held by Mr. Crosier upon his termination. He forfeited the 2008 SLO award and the 2009 PSU awards upon his resignation.

The benefits described or referenced above are in addition to benefits available generally to salaried employees of the Company upon termination of employment, such as, for employees in the United

Executive Compensation

States, distributions under the Sealed Air Corporation 401(k) Thrift Plan and the Profit-Sharing Plan of Sealed Air Corporation, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay and, for Mr. Deméautis, benefits under the Sealed Air S.A.S. Participation and other generally available health and welfare benefits for employees of Sealed Air S.A.S.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In early 2010, at the request of the Compensation Committee and with the assistance of Cook, we evaluated our incentive compensation plans relative to our enterprise risks. We determined, taking into account advice from Cook, that there were no significant risk areas from a compensation risk perspective.

With respect to our executive compensation programs, a number of risk mitigation features are in place, including the following:

•
The primary metric for the Annual Incentive Plan focuses on profits (operating income), and the Compensation Committee has discretion to adjust bonus pool funding and individual award payouts.

•
The principal long term incentive program for executives is 100% PSU awards that vest based on achievement of financial goals. No stock options are used.

•
The Compensation Committee has discretion in extraordinary circumstances to reduce long term incentive (PSU) awards below the amount otherwise earned.

•
Pay leverage is reasonable and generally does not exceed 200% of target.

•
The Recoupment Policy that applies to executive officers and other key executives discourages excessive risk taking and manipulation of financial results.

•
Our stock ownership guidelines require executives to hold at least a portion of vested equity awards during employment, thus discouraging excessive risk taking.

•
Starting in early 2010, different metrics are being used for annual and long term incentive plans for executives, thus not placing too much emphasis on a single metric.

Certain Relationships and Related Person Transactions

Under the Audit Committee charter, the Audit Committee has the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest involving our senior financial executives and to act, or recommend Board action, on any other violations or potential violations of our Code of Conduct by executive officers. Under our Code of Conduct, the Board reviews any relationships or transactions that might constitute a conflict of interest for a director.

In 2007, the Board adopted its Related-Person Transactions Policy and Procedures. The current Related-Person Policy is in writing and is posted on the Company's web site at www.sealedair.com. The Related-Person Policy provides for the review of all relationships and transactions in which the Company and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director's independence or must be disclosed in our proxy statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to the Company, whether the relationship or transaction could impair the independence of a non-employee director, or whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of the Company, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.

The Nominating and Corporate Governance Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions under the Related-Person Policy, although the Board has delegated to the chair of the Nominating and Corporate Governance Committee and to the Chief Executive Officer of the Company the authority to approve or ratify specified transactions. For potential conflicts of interest involving an executive officer, the chair of the Nominating and Corporate Governance Committee and the chair of the Audit Committee can agree that only one of those Committees will address the matter. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members).

Other than transactions that are considered pre-approved under the Related-Person Policy, the transactions described above under "Corporate Governance—Independence of Directors" were ratified or approved in accordance with the Related-Person Policy.

On February 6, 2009, the Company completed the private offering of $300 million of senior unsecured notes due 2014 (the "Notes"). The Company sold half of the Notes, or $150 million, to Davis Selected Advisers, L.P., on behalf of its advisory clients, with the remainder sold to other purchasers. The Company sold the Notes, with a coupon of 12% per annum, to the purchasers at a price of 100% of the principal amount. The Company pays interest on the Notes semiannually on February 15 and August 15. The Company commenced paying interest on the Notes on August 15, 2009.

As noted above under "Voting Securities," in a Schedule 13G/A dated February 12, 2010 filed with the SEC, Davis Selected Advisers, L.P., indicated that it had sole voting power with respect to 47,828,142 shares and sole dispositive power with respect to 58,959,652 shares of the Company's common stock, which currently would represent beneficial ownership of approximately 37% of the outstanding shares of common stock. The transaction with Davis Selected Advisers, L.P., was approved in accordance with the Related-Person Policy.

Selection of Independent Auditor (Proposal 11)

The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as the independent auditor of Sealed Air to examine and report on the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting for the fiscal year ending December 31, 2010, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent auditor of Sealed Air since 1998, and the Audit Committee considers the firm to be well qualified. In the absence of contrary specification, the Proxy Committee will vote proxies received in response to this solicitation will, in favor of ratification of the appointment.

We expect that representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so and we expect that they will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees[1]	$6,381,000	$7,216,000
Audit-Related Fees[2]	87,000	116,000
Tax Fees[3]	1,012,000	470,000
All Other Fees	—	—

Total Fees	$7,480,000	$7,802,000

1
2009 and 2008 audit fees include services for the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters and consents, and review of documentation filed with the SEC.

2
Includes services relating to the audits of our employee benefit plans and assistance with statutory matters in 2009 and 2008.

3
Includes global tax compliance services and services for special projects.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements with Sealed Air's independent auditor. Each year, the Audit Committee must approve the independent auditor's retention to audit the Company's financial statements, subject to ratification by the stockholders at the annual meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all services provided by KPMG LLP during 2009, except for one tax project that was approved by the Audit Committee after commencement of the project and prior to completion of the audit. The fees for that project constituted approximately 1.6% of the total tax fees, or 0.2% of the total fees, that we paid to KPMG in 2009.

Report of the Company's Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of our financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on the Company's web site at www.sealedair.com.

Management is responsible for our system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on our internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing a report on the financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditor of Sealed Air, to review and discuss the December 31, 2009 audited consolidated financial statements. Our management represented that we had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with KPMG the matters required by Statement on Auditing Standards No. 61, "Communication With Audit Committees."

The Audit Committee received from KPMG the written communication that is required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence," and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm's independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

Management completed the documentation, testing and evaluation of our system of internal control over financial reporting as of December 31, 2009 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at Committee meetings throughout the year and provided oversight of the process. Prior to filing the Company's Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC, the Audit Committee also reviewed management's report on the effectiveness of our internal control over financial reporting contained in our Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by KPMG, also included in our Form 10-K. KPMG's report included in our Form 10-K related to its audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting.

Based upon the Audit Committee's discussions with management and the independent auditor and the Audit Committee's review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2009 be included in our Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the SEC. The Audit Committee also selected KPMG as our independent auditor for the fiscal year ending December 31, 2010, subject to ratification of the selection by our stockholders.

Audit Committee
Hank Brown, Chair
Michael Chu
Lawrence R. Codey
Kenneth P. Manning

Stockholder Proposals for the 2011 Annual Meeting

Our By-laws set forth the procedures you must follow in order to present any business at an annual meeting of our stockholders, other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In addition to any other applicable requirements, for business to be properly brought before the 2011 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, directed to the attention of the Secretary. To be timely, we must receive a stockholder's notice to the Secretary at our principal office between January 19, 2011 and our close of business February 18, 2011, provided that, if the 2011 annual meeting is called for a date that is not within 30 days before or 60 days after May 19, 2011, then the Company must receive the notice from the stockholder no later than the tenth day following the day on which the date of such meeting is publicly disclosed. We have posted a copy of our By-laws on our web site at www.sealedair.com. Our By-laws do not limit your ability to use the provisions of Rule 14a-8, which sets forth an alternative means of submitting proposals.

Delivery of Documents to Security Holders Sharing an Address

SEC rules permit the delivery of one annual report to security holders and proxy statement, or one Notice of Internet Availability of Proxy Materials, to two or more security holders who share an address unless we have received contrary instructions from one or more of the security holders. This delivery method is known as "householding." Householding may provide printing and mailing cost savings. Any stockholder of record at a shared address to which a single copy of the documents was delivered who wishes to receive a separate copy of an annual report to security holders and proxy statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, can contact us by calling Shareholder Services at 1-888-317-3823, or International at 864-371-6526, by sending a letter to Sealed Air Corporation, Shareholder Services, 200 Riverfront Boulevard Elmwood Park, NJ 07407 or by sending us an e-mail at shareholder.services@sealedair.com and we will promptly deliver to you the requested documents. Stockholders of record who wish to receive separate copies of these documents in the future can also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of the annual reports to security holders and proxy statements or Notices of Internet Availability of Proxy Materials can contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in "street name," that is, through a bank, broker or other holder of record, and who wish to change their householding instructions or obtain copies of these documents should follow the instructions on their voting instruction forms or contact the holders of record.

Other Matters

The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by us. Georgeson Inc. will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held of record by these persons. We will pay Georgeson a fee of $14,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.

On behalf of the Board of Directors
H. Katherine White
 Secretary
Elmwood Park, New Jersey
April 2, 2010

Annex A

SEALED AIR CORPORATION
STANDARDS FOR DIRECTOR INDEPENDENCE
October 23, 2008

        Under the Corporate Governance Guidelines adopted by the Board of Directors of Sealed Air Corporation and the requirements of the New York Stock Exchange (NYSE), the Board of Directors must consist of a majority of independent directors. Its three standing committees—the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee—are composed entirely of directors who are independent.

        For a director to be deemed "independent," the Board of Directors must affirmatively determine, based on all relevant facts and circumstances, that the director has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist with the determination of independence, the Board of Directors has established categorical standards consistent with the corporate governance standards of the NYSE. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence described below, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company.

        The Board of Directors annually reviews the independence of all non-employee directors. The Company identifies the directors that it has determined to be independent and discloses the basis for that determination in its annual proxy statement for the election of directors.

Material Relationships with the Company

        A director would be deemed to have a material relationship with the Company in any of the following circumstances:

  •
  the director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

  •
  the director has received, or a member of the director's immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

  •
  (i) the director is, or has a member of the director's immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the audit of the Company or any of its subsidiaries, or (iv) the director was, or has a member of the director's immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

  •
  the director is employed, or has a member of the director's immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is an employee, or has a member of the director's immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  •
  the director serves as an executive officer of a charitable organization to which the Company has contributed, in any one year within the preceding three years, in excess of the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

Material Relationships with an Executive Officer

        Consistent with the expectation that non-employee directors will not have professional or financial relationships (including side-by-side investments) that could impair their independence, a director will be deemed to have a material relationship with the Company and not be considered independent, if any of the following apply:

  •
  the director receives, or has an immediate family member who receives, any direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

  •
  an entity affiliated with the director or with an immediate family member of a director receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer transaction with terms no more favorable than those customarily offered to similarly-situated persons;

  •
  the director or an immediate family member of a director receives, or is affiliated with an entity that receives, any payment, whether direct or indirect, for legal, accounting, financial or other professional services provided to an executive officer of the Company or an immediate family member of an executive officer; and

  •
  the director or an immediate family member of a director is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount that exceeds the lesser of $100,000 or 1% of the tax exempt organization's consolidated gross revenues in that fiscal year.

Relationships That Are Not Material

        A director generally will not be deemed to have a material relationship with the Company and will be considered independent, if any of the following, when viewed singularly, apply:

  •
  a transaction in which the director's interest arises solely from the director's position as a director of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms' length basis;

  •
  a transaction in which the director's interest arises solely from the director's ownership of an equity or limited partnership interest in the other party to the transaction, so long as the aggregate ownership of all directors, director nominees, executive officers and five percent stockholders of the Company (together with their immediate family members) does not exceed 5% of the equity or partnership interests in that other party;

  •
  a transaction in which the director's interest arises solely from the director's status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of the Company's last full fiscal year in an aggregate amount not in excess of 5% of the Company's total consolidated assets;

  •
  ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of the Company's equity securities;

  •
  the receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other non-employee directors;

  •
  any other relationship or transaction that is not listed above and in which the amount involved does not exceed $120,000;

  •
  any immediate family member of the director having any of the above relationships; and

  •
  any relationship between the Company and a non-immediate family member of the director.

Definitions

        For purposes of these standards:

  •
  An "executive officer" means an "officer" for the purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

  •
  An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and domestic employees) who shares such person's home. When applying the three-year look-back provisions above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as "independent." This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements of the Company.

Annex B

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board. This policy addresses the consideration of director candidates recommended by stockholders for nomination by the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

7.
Any director nomination submitted by a stockholder for presentation by the stockholder at an annual or special meeting of stockholders must be made in accordance with the advance notice requirements contained in Section 2.12 of the Corporation's by-laws.

B-1

Annex C

QUALIFICATIONS FOR NOMINATION TO THE BOARD

        The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.
The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

C-1

 DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Teaneck Marriott at Glenpointe
100 Frank W. Burr Boulevard
Teaneck, New Jersey 07666

(201) 836-0600

From the North:

        Take Route 17 South to I-80 East. Take I-95 North exit (on the left) toward George Washington Bridge/New York City. Take Exit 70B towards Teaneck. Merge onto Degraw Avenue and the hotel is on the right.

From the South (Newark Liberty International Airport):

        Take New Jersey Turnpike (I-95) North to Exit 18W. Follow signs for I-95 North (local lanes). Take Exit 70B and follow signs for Teaneck. Merge onto Degraw Avenue and the hotel is on the right.

From the East (George Washington Bridge):

        Follow signs to I-95 South/80 West local lanes to Exit 70 (Teaneck/Leonia). Merge onto Frank W. Burr Boulevard. At the light, the hotel will be directly in front of you.

From the West (Including from the Sealed Air Corporate Offices in Elmwood Park, New Jersey):

        Take I-80 East to I-95 North exit (on the left) toward George Washington Bridge/New York City. Take Exit 70B towards Teaneck. Merge onto Degraw Avenue and the hotel is on the right.

SEALED AIR CORPORATION

PROXY/VOTING INSTRUCTION CARD

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2010 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 19, 2010 at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2010 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2010 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2010 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 16, 2010.

The signer hereby revokes all proxies previously given by the signer to vote at the 2010 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2010 Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED

ON THE REVERSE SIDE.

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote for Proposals 1 through 11. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 11. Please date and sign and return this proxy promptly.

Please mark your vote as indicated in this example ☒

PROPOSALS FOR THE SEALED AIR CORPORATION 2010 ANNUAL MEETING OF STOCKHOLDERS

1.	Election of Hank Brown as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Election of Michael Chu as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Election of Lawrence R. Codey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Election of Patrick Duff as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Election of T. J. Dermot Dunphy as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	Election of Charles F. Farrell, Jr. as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
7.	Election of William V. Hickey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
8.	Election of Jacqueline B. Kosecoff as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
9.	Election of Kenneth P. Manning as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
10.	Election of William J. Marino as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐
11.	Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
12.	In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature	Signature	Date

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 p.m. Eastern Time, the day prior to annual meeting day
(except see the date on the reverse side for voting with respect to allocated shares held through
Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan).

Internet http://www.proxyvoting.com/see		Telephone 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Sealed Air Corporation

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be held on

May 19, 2010

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2009 Annual Report are available at http://www.ezodproxy.com/SealedAir/2010/.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

You can now access your SEALED AIR CORPORATION account online.

Access your Sealed Air Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Sealed Air Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Choose MLink (SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Please note that Internet and telephone voting is not available to stockholders who have not exchanged their W. R. Grace & Co. (“Old Grace”) shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, BNY Mellon Shareowner Services. Their contact information is located on the inside back cover of the enclosed Sealed Air Corporation 2009 Annual Report to Stockholders.